UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

inTEST Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Statement and Annual Meeting of Stockholders

inTEST Corporation

2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 22, 2022	804 East Gate Drive, Suite 200 Mt. Laurel, New Jersey 08054
YOUR VOTE IS IMPORTANT Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Proxy Statement.

Dear Stockholders,

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of inTEST Corporation will be held virtually via live webcast on Wednesday, June 22, 2022, at 11:00 A.M. Eastern Daylight Time at www.meetingnow.global/MM6W7UH. Due to the ongoing COVID-19 pandemic and to support the health and safety of our stockholders, employees, Board of Directors and surrounding communities, the Annual Meeting will be held virtually to consider and vote on the following matters described in the accompanying Proxy Statement:

1.  Election, as directors, of the five nominees named in the accompanying Proxy Statement, with each director to serve until the next annual meeting of stockholders and until the election and qualification of such director’s successor;

2.  Approval of the amendment and restatement of the inTEST Corporation Third Amended and Restated 2014 Stock Plan to increase the number of shares that may be issued thereunder;

3.  Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2022;

4.  Approval, on an advisory basis, of the compensation of our named executive officers; and

5.  Such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed April 27, 2022, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Duncan Gilmour

Secretary

April 29, 2022

Page
Proxy Statement Summary	1
Questions and Answers About the 2022 Annual Meeting of Stockholders	6
Voting Securities and Principal Stockholders	9
Proposal 1: Election of Directors	12
Corporate Governance	16
Audit Committee Report	19
Executive Officers of inTEST	20
Executive Compensation	21
Director Compensation	31
Proposal 2. Approval of the Amendment and Restatement of the inTEST Corporation Third Amended and Restated 2014 Stock Plan to Increase the Number of Shares	32
Proposal 3: Ratification of Independent Registered Public Accounting Firm	39
Proposal 4: Advisory Vote on the Compensation of our Named Executive Officers	40
Information Regarding Deadlines and Procedures for Submission of Stockholder Proposals and Nominations of Directors	41
Annual Report	41
Appendix A: inTEST Corporation Fourth Amended and Restated 2014 Stock Plan	A-1

804 East Gate Drive, Suite 200

Mt. Laurel, New Jersey 08054

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be considered and voted upon at our annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, June 22, 2022, we have summarized information contained elsewhere in this proxy statement or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”). This summary does not contain all of the information you should consider about inTEST Corporation (the “Company”) and the proposals being submitted to stockholders at the Annual Meeting. We encourage you to read the entire proxy statement and Annual Report carefully before voting.

The Annual Meeting

Date & Time	Location	Record Date
Wednesday, June 22, 2022 11:00 a.m. Eastern Time	Online via: www.meetingnow.global/MM6W7UH	April 27, 2022

In order to attend the Annual Meeting, you will need to enter your 15-digit control number, unless you choose to attend as a guest. If you wish to attend as guest, you may attend in listen-only mode by clicking on “I am a guest” after linking on the meeting site at www.meetingnow.global/MM6W7UH and entering the information requested.

Meeting Agenda and Voting Matters

Item	Proposal	Board Vote Recommendation	Page Reference (for more information)

1	Election of the five director nominees named in this proxy statement	FOR each nominee	12

2	Approval of the amendment and restatement of the inTEST Corporation Third Amended and Restated 2014 Stock Plan to increase the number of shares that may be issued thereunder	FOR	32

3	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR	39

4	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	40

inTEST Corporation | 2022 Proxy Statement – 1

Proxy Statement Summary

Directors and Nominees

Name	Age	Recent Professional Experience	Independent	Board Committees

Steven J. Abrams, Esq.	54	Partner and Global Co-Head of Life Sciences and Healthcare, Hogan Lovells US LLP	X	AC, CC, NCGC**

Jeffrey A. Beck	59	CEO, Soft Robotics Inc.	X	AC, CC**

Joseph W. Dews IV*	55	Managing Director, Craig-Hallum	X	CC, NCGC

Richard N. Grant, Jr.	52	President and Chief Executive Officer of the Company	—	—

Gerald J. Maginnis	66	Director, Cohen & Steers Mutual Fund Complex, Former Managing Partner, KPMG LLP	X	AC**, NCGC

*	Chair of the Board

**	Committee Chair

AC:	Audit Committee

CC:	Compensation Committee

NCGC:	Nominating and Corporate Governance Committee

Our Business

We are a global supplier of innovative test and process solutions for use in manufacturing and testing in key target markets which include automotive, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion.

In early 2021, we launched our 5-Point Strategy, our new corporate vision and our mission statement. Our vision is to be the supplier of choice for innovative test and process technology solutions. Our mission is to leverage our deep industry knowledge and expertise to develop and deliver high quality, innovative customer solutions and superior support for complex global challenges. We are committed to becoming recognized as a leader in our markets for design and manufacturing capabilities that help solve our customers’ most complex challenges in their manufacturing and quality processes. Our products provide highly engineered, high quality and cost-effective test and process solutions which are delivered with a customer focus that are intended to drive a high level of customer satisfaction. Our strategy is to consistently develop unique and differentiated solutions through innovative new product development and acquisitions. We expect to expand our portfolio of products, services, and support to drive increased value to our customers to drive revenue and earnings power.

2 – inTEST Corporation | 2022 Proxy Statement

Proxy Statement Summary

VISION AND MISSION

Our Vision	Our Mission

STOCKHOLDER VALUE

Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. We have a solid foundation from which to build and a new leadership team to drive change through a robust strategic plan. We have reorganized to enable growth and our energized team is engaged and committed.

inTEST Corporation | 2022 Proxy Statement – 3

Proxy Statement Summary

5-POINT STRATEGY

inTEST has a proven track record of delivering solid financial performance with strong margins and cash flow, as well as identifying and integrating accretive acquisitions. We believe that our financial strengths combined with new leadership and our 5-Point Strategy position us to deliver long-term value to our stockholders.

1	Grow Top-Line Through Geographic and Market Expansion

●	Further penetrate existing markets with infrastructure investments
●	Expand into new markets with existing products
●	Invest in global Direct Sales and Channel Management
●	Execute global supply agreements
●	Enhance Corporate identity and branding

2	Drive Innovation and Technological Differentiation

●	Leverage expertise to deliver highly-valued solutions
●	Headcount investments to support product development
●	Reorganize engineering organization to optimize development
●	Drive standardization to increase market availability/ lower costs
●	Establish Corporate Growth Programs and common stage Gate Development Process
3	Enhance Service and Support

●	Expand geographic service coverage, infrastructure and repair/calibration centers
●	Drive enhanced service offerings including third party agreements, extended warranties, preventative maintenance and calibration
●	Expand remote services asset health
●	Integrate shared field services and repair resources
●	Identify and capture recurring revenue streams from service

4	Foster New Culture and Talent:

●	Changes driven from top executive leadership
●	Emphasize openness, results and accountability
●	Drive diversity, engagement and career development
●	Leverage collaboration among people and divisions
●	Aligned incentives/compensation to results

5	Pursue Strategic Acquisitions and Partnerships:

●	Pursue higher frequency of deals
●	Key M&A Criteria:
●	Expand into faster markets
●	Offer a broader portfolio of services
●	Enhance value-added technological solutions
●	Quantifiable and achievable synergies
●	Explore partnerships with private labeling opportunities; consider JV/partial ownership opportunities

4 – inTEST Corporation | 2022 Proxy Statement

804 East Gate Drive, Suite 200

Mt. Laurel, New Jersey 08054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 22, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 22, 2022: Copies of this Proxy Statement and our 2021 Annual Report to Stockholders are available at https://ir.intest.com/annual-meeting-materials.

This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of inTEST Corporation (“inTEST”, “Company”, “we”, “us” or “our”) on or about May 18, 2022, in connection with the solicitation of proxies on behalf of the Board of Directors of inTEST (the “Board”) for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually via live webcast on Wednesday, June 22, 2022, at 11:00 A.M. Eastern Daylight Time.

inTEST Corporation | 2022 Proxy Statement – 5

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

The following questions and answers present important information pertaining to the meeting:

Q:	Who can attend the Annual Meeting?

A:	All stockholders and guests are invited to attend the Annual Meeting.

Q:	How do I attend the Annual Meeting?

A:

To be admitted to the Annual Meeting as a stockholder of record, visit www.meetingnow.global/MM6W7UH by entering the 15-digit control number found on your proxy card or instructions that accompanied the proxy materials that were mailed to you.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting, unless you plan to attend as a guest. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of common stock you held as of the record date, along with your name and email address, to Computershare. Please forward the e-mail from your broker, or attach an image of your legal proxy to legalproxy@computershare.com or mail a printed copy of your legal proxy to inTEST Corporation Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M. (Eastern Daylight Time) on June 17, 2022. You will then receive a confirmation of your registration, with a 15-digit control number, by email from Computershare. At the time of the meeting, visit www.meetingnow.global/MM6W7UH and enter your control number.

If you would like to enter the Annual Meeting as a guest in listen-only mode, click on the “I am a Guest” button after entering the Meeting Center at www.meetingnow.global/MM6W7UH and enter the information requested on the following screen. Please note only stockholders of record and registered beneficial owners will have the ability to ask questions regarding the proposals or vote during the meeting.

Q:	What if I have trouble accessing the Annual Meeting?

A:

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call (888) 724-2416.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Stockholders of record as of the close of business on April 27, 2022 may vote at the Annual Meeting.

Q:	How many shares can vote?

A:

There were 10,962,117 shares issued and outstanding as of the close of business on April 27, 2022. Each stockholder entitled to vote at the meeting may cast one vote for each share owned which has voting power upon the matter in question and for the election of each director nominee, without cumulative voting.

Q:	What may I vote on?

A:	You may vote on the following matters:

●	the election of the five directors who have been nominated to serve on our Board;

●

the approval of the amendment and restatement of the inTEST Corporation Third Amended and Restated 2014 Stock Plan (the “2014 Stock Plan”) to increase the number of shares that may be issued thereunder;

●	the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2022;

●	the approval, on an advisory basis, of the compensation of our named executive officers; and

●	any other business that may properly come before the meeting.

6 – inTEST Corporation | 2022 Proxy Statement

Questions and Answers About the 2022 Annual Meeting of Stockholders (continued)

Q:	Will any other business be presented for action by stockholders at the Annual Meeting?

A:

Management knows of no business that will be presented at the Annual Meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:	How does the Board recommend that I vote on each of the proposals?

A:	The Board recommends a vote “FOR” each of the director nominees and “FOR” each of Proposals 2, 3 and 4.

Q:	How do I vote my shares?

A:

The answer depends on whether you own your inTEST shares directly (that is, you hold stock certificates or your shares are registered directly in your name with our transfer agent) or if your shares are held in a brokerage account or by another nominee holder.

If you own inTEST shares directly (i.e. you are the stockholder of record): your proxy is being solicited directly by us, and you can vote by mail, by telephone, via the Internet before the Annual Meeting or via the Internet during the Annual Meeting, as described below.

If you would like to vote by mail, please do the following: (1) mark the boxes indicating how you wish to vote, (2) sign and date the enclosed proxy card, and (3) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” each of the director nominees, “FOR” each of Proposals 2, 3 and 4, and, in their discretion, on any other matter that properly comes before the meeting.

If you would like to vote by telephone or via the Internet before the Annual Meeting, you can call 800-652-VOTE (8683) or visit www.investorvote.com/INTT which can also be found on your enclosed proxy card.

If you would like to vote via the Internet during the Annual Meeting, you may click on the “Cast Your Vote” link on the Meeting Center website at www.meetingnow.global/MM6W7UH.

If you hold your inTEST shares through a broker, bank or other nominee: you will receive a voting instruction card directly from your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. If you fail to specify your voting instructions on the election of directors in Proposal 1 or on Proposals 2 and 4, your broker cannot direct the voting of your shares. Therefore, please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet before the Annual Meeting. Please refer to the instructions provided with your voting instruction card for information about voting by these methods.

If you hold your inTEST shares through a nominee and want to vote at the Annual Meeting, you must obtain a “legal proxy” from the nominee recordholder authorizing you to vote at the Annual Meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting, unless you plan to attend as a guest. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of common stock you held as of the record date, along with your name and email address, to Computershare. Please forward the e-mail from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com or mail a printed copy of your legal proxy to inTEST Corporation Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M. (Eastern Daylight Time) on June 17, 2022. You will then receive a confirmation of your registration, with a 15-digit control number, by email from Computershare. At the time of the meeting, visit www.meetingnow.global/MM6W7UH and enter your control number.

Q:	What if I want to change my vote or revoke my proxy?

A:

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the meeting by (i) notifying our corporate Secretary, Duncan Gilmour, in writing at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 that you revoke your proxy, (ii) voting during the meeting, or (iii) submitting a new proxy card. You may contact our Transfer Agent, Computershare Investor Services, at (800) 589-9469, to get a new proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by Internet, telephone, mail or during the meeting. If you hold your shares

inTEST Corporation | 2022 Proxy Statement – 7

Questions and Answers About the 2022 Annual Meeting of Stockholders (continued)

through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	What is a quorum?

A:

The presence at the meeting (in person or by proxy) of a majority of the shares entitled to vote at the meeting constitutes a quorum. A quorum must be present in order to convene the meeting. Both abstentions and broker non-votes (described below) are counted as present for determining the presence of quorum.

Q:	How will directors be elected?

A:	A plurality of the votes cast at the meeting is required for the election of directors. This means that the director nominee with the most votes for a particular director seat is elected to that seat.

Q:	How will the outcome of the proposal to approve the amendment and restatement of the 2014 Stock Plan be determined?

A:

To approve the amendment and restatement of the 2014 Stock Plan, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the proposal.

Q:	How will the outcome of the proposal to ratify the appointment of our independent registered public accounting firm be determined?

A:

To ratify the appointment of the independent registered public accounting firm, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the proposal.

Q:	What vote is required to approve, on an advisory basis, the compensation of our named executive officers?

A:

To approve the compensation of our named executive officers, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the proposal. The results of this stockholder vote are non-binding.

Q:	What is the effect if I fail to give voting instructions to my broker or other nominee?

A:

If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for the election of directors, approval of the amendment and restatement of the 2014 Stock Plan and the advisory vote on executive compensation in order for your shares to be counted for such votes. Under rules applicable to discretionary voting by brokers, brokers do not have the discretion to vote client shares on the election of directors, approval of the amendment and restatement of the 2014 Stock Plan and on the advisory vote on executive compensation if the stockholder has not specifically instructed the broker how to vote. Consequently, brokers may vote only on the election of directors, the approval of the amendment and restatement of the 2014 Stock Plan and the advisory vote on executive compensation, as specifically instructed by their clients. If a stockholder fails to provide voting instructions to the broker on a matter that the broker does not have discretion to vote, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the election of directors, approval of the amendment and restatement of the 2014 Stock Plan or the advisory vote on executive compensation.

Brokers and other nominee holders may use their discretion to vote on the proposal to ratify the appointment of our independent registered public accounting firm if no instructions are provided.

Q:	What is the effect if I withhold or abstain my vote?

A:

Withheld votes will have no effect on the outcome of the election of directors. An abstention will have the effect of a “no” vote with respect to the approval of the amendment and restatement of the 2014 Stock Plan, the ratification of the appointment of our independent registered public accounting firm and the advisory vote on executive compensation.

8 – inTEST Corporation | 2022 Proxy Statement

Questions and Answers About the 2022 Annual Meeting of Stockholders (continued)

Q:	Do the directors and officers of inTEST have an interest in the outcome of the matters to be voted on?

A:

Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our officers and directors have received awards under the 2014 Stock Plan and may in the future receive awards under the 2014 Stock Plan, if amended and restated as proposed.

Q:	How many shares do the directors and officers of inTEST beneficially own, and how do they plan to vote their shares?

A:

Directors and executive officers, who, as of April 27, 2022, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following April 27, 2022) of approximately 4.8% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the five nominees for director set forth in this proxy statement, in favor of the approval of the amendment and restatement of the 2014 Stock Plan, the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2022 and in favor of the advisory vote on the compensation of our named executive officers.

Q:	Who will count the votes?

A:	Our transfer agent will count the votes cast by proxy. The Assistant Secretary of inTEST will count the votes cast in person at the meeting and will serve as the Inspector of Election.

Q:	Can I ask a question during the Annual Meeting?

A:

If you are attending the Annual Meeting as a stockholder of record or registered beneficial owner, questions regarding the proposals can be submitted by accessing the Meeting Center at www.meetingnow.global/MM6W7UH, entering your control number, and clicking on the Dialog icon in the upper right hand corner of the page.

Q:	Are there any expenses associated with collecting the stockholder votes?

A:

We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Officers and other employees of inTEST may solicit proxies but will receive no special compensation for doing so.

inTEST Corporation | 2022 Proxy Statement – 9

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 27, 2022 (except where otherwise noted) by:

●	each of our named executive officers (as that term is defined later in this proxy statement under the heading “Executive Compensation”);

●	each of our current directors;

●	all directors and executive officers as a group; and

●	each stockholder known by inTEST to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 10,962,117 shares of common stock outstanding as of April 27, 2022.

We have determined beneficial ownership in the table in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by any person or group or persons and the percentage ownership of that person or group, shares of common stock subject to options held by such person or group or persons that are currently exercisable, or will become exercisable within 60 days after April 27, 2022, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership and for the percentage beneficially owned by all directors and executive officers as a group. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder. Except as set forth in the footnotes following the table, the address of the beneficial owners is c/o inTEST Corporation, 804 East Gate Drive, Suite 200 Mt. Laurel, New Jersey 08054.

Name of Beneficial Owner	Shares Beneficially Owned (1)(2)	Percent of Class (Approx.)
Directors and Named Executive Officers:
Steven J. Abrams, Esq. (3)	69,000	*
Jeffrey A. Beck (4)	40,500	*
Joseph W. Dews IV (5)	78,365	*
Gerald J. Maginnis (6)	41,750	*
Richard N. Grant, Jr. (7)	214,437	2.0%
Duncan Gilmour (8)	23,830	*
Hugh T. Regan, Jr. (9)	89,600	*
All directors and executive officers as a group (9 individuals) (10)	530,125	4.8%

Principal Stockholders:
Renaissance Technologies LLC (11)	741,237	6.8%
Pacific Ridge Capital Partners LLC (12)	671,634	6.1%
Dimensional Fund Advisors LP (13)	557,077	5.1%

*	Denotes less than one percent of class.

(1)

With respect to directors and executive officers, includes unvested shares of restricted stock (“Restricted Shares”) which includes the 2022 Director Shares (as defined below). In addition, the executive officers received performance-based restricted stock (“Performance-Based Shares”) that may vest after a specified number of years at a vesting percentage determined by the Compensation Committee based on the achievement of certain performance criteria. Until such shares are vested, the beneficial owner does not have investment power over the Restricted Shares or Performance-Based Shares. Notwithstanding the future vesting of such power, the beneficial owner presently has sole voting power over the unvested Restricted Shares and the Performance-Based Shares. The Restricted Shares, other than the Restricted Shares granted to non-employee directors on March 9, 2022 (the “2022 Director Shares”) provide for 25% vesting on each of the first four anniversaries of the grant date. The 2022 Director Shares provide for 25% vesting on each of the following dates: March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022. The Restricted Shares and Performance-Based Shares are subject to certain conditions, including, but

10 – inTEST Corporation | 2022 Proxy Statement

Voting Securities and Principal Stockholders (continued)

not limited to, the continued employment by, or service to inTEST of the respective beneficial owner through each such vesting date, with full vesting upon death, disability or change of control.

(2)	Includes shares that may be acquired within 60 days after April 27, 2022 through the exercise of stock options (“Option Shares”).

(3)	Includes 6,750 Restricted Shares, all of which are 2022 Director Shares.

(4)	Includes 11,250 Restricted Shares, of which 6,750 are 2022 Director Shares.

(5)	Includes 6,750 Restricted Shares, all of which are 2022 Director Shares.

(6)	Includes 13,500 Restricted Shares, of which 6,750 are 2022 Director Shares.

(7)	Includes 77,501 Restricted Shares, 88,824 Performance-Based Shares and 28,000 Option Shares.

(8)	Includes 8,820 Restricted Shares, 12,784 Performance-Based Shares, 2,026 Option Shares and 200 shares owned by Mr. Gilmour’s spouse.

(9)

Includes 3,300 Restricted Shares and 4,925 Option Shares. Effective June 11, 2021, Mr. Regan retired as Secretary, Treasurer and Chief Financial Officer. In connection with his retirement, all of Mr. Regan’s outstanding equity awards vesting after June 11, 2021 were forfeited, with the exception of his March 9, 2020 equity awards that will continue to vest annually until fully vested on March 9, 2024.

(10)	Includes 140,496 Restricted Shares, 119,608 Performance-Based Shares and 50,921 Option Shares.

(11)

According to a Schedule 13G/A filed with the SEC on February 11, 2022, as of December 31, 2021, Renaissance Technologies LLC (“RTC”), a Delaware limited liability company and Renaissance Technologies Holdings Corporation (“RTHC”), a Delaware corporation and the majority owner of RTC, reported beneficial ownership of 741,237 shares of inTEST common stock. Of the total shares reported as beneficially owned, RTC and RTHC reported having the sole voting power over 640,938 shares and the sole dispositive power over 741,237 shares. The principal business office of RTC and RTHC is 800 Third Avenue, New York, NY 10022.

(12)

According to a Schedule 13G filed with the SEC on February 14, 2022, as of December 31, 2021, Pacific Ridge Capital Partners, LLC (“Pacific Ridge”), a Nevada limited liability company, reported beneficial ownership of 671,634 shares of inTEST common stock. Of the total shares reported as beneficially owned, Pacific Ridge reported having the sole voting power over 605,454 shares and the sole dispositive power over 671,634 shares. The principal business office of Pacific Ridge is 4900 Meadows Road, Suite 320, Lake Oswego, OR 97035.

(13)

According to a Schedule 13G/A filed with the SEC on February 8, 2022, as of December 31, 2021, Dimensional Fund Advisors LP (“DFA”), a Delaware limited partnership, reported beneficial ownership of 557,077 shares of inTEST common stock. DFA, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, DFA or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of inTEST that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of inTEST held by the Funds. However, all securities reported in the schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Of the total shares reported as beneficially owned, DFA reported having the sole voting power over 540,071 shares and the sole dispositive power over 557,077 shares. The principal business office of DFA is 6300 Bee Cave Road, Building One, Austin, TX 78746.

inTEST Corporation | 2022 Proxy Statement – 11

PROPOSAL 1: ELECTION OF DIRECTORS

The Bylaws of inTEST Corporation, as amended and restated effective April 23, 2018 (our “Bylaws”) provide that our Board shall consist of not less than five directors, as determined by the Board from time to time, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified, or until his earlier resignation, retirement or removal. The Board currently consists of five directors.

Listed below are the five nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote “FOR” each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board, if any person is so nominated. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

Recommendation of the Board

The Board recommends a vote “FOR” the election of each of the nominees to the Board named below.

Nominees for Election

The names of the persons nominated for election are listed below, together with their ages and certain other information regarding the nominees.

Nominee	Age	Position

Steven J. Abrams, Esq.	54	Director

Jeffrey A. Beck	59	Director

Joseph W. Dews IV	55	Director and Chairperson

Richard N. Grant, Jr.	52	Director, President and Chief Executive Officer

Gerald J. Maginnis	66	Director

Biographical and Other Information Regarding inTEST’s Director Nominees

Biographical information regarding the business experience of each of our nominees and the primary aspects of each of our nominees’ experience, qualifications, attributes or skills that led to the conclusion that each of our nominees should serve on our Board is set forth below.

Steven J. Abrams, Esq. was elected to serve as a director in January 2013. In April 2016, Mr. Abrams joined Hogan Lovells US LLP as a partner, where he currently serves as Global Co-Head of Life Sciences and Healthcare. Prior to this, Mr. Abrams was a partner at Pepper Hamilton LLP for over 20 years where he was co-chair of the Corporate Securities and Life Sciences practice groups and a member of the Executive Committee. Mr. Abrams counsels clients on governance, disclosure and transactional matters. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Abrams’ over 25 years of experience as a corporate and securities attorney providing counsel to companies regarding governance, disclosure and transactional matters allows Mr. Abrams to make a valuable contribution as one of our directors.

Age: 54 Position: Director since 2013

12 – inTEST Corporation | 2022 Proxy Statement

Proposal 1: Election of Directors (continued)

Jeffrey A. Beck was elected to serve as a director in June 2019. Since February 2021, Mr. Beck has been Chief Executive Officer of Soft Robotics Incorporated, a venture capital-funded start-up robotics company engaged in design of robotic automation technologies used in food processing and other production environments. From May 2018 until December 2021, he was an operating partner with Artemis Capital Partners, a lower middle market private equity firm specializing in industrial technology sectors. Since August 2020, Mr. Beck has served as executive chairman of Tekscan Corporation, a private equity owned manufacturer of tactile force and pressure sensing instrumentation. From October 2015 to April 2018, he was President and Chief Executive Officer of Astrodyne TDI Corporation, a private equity-owned manufacturer of high-performance power supplies and systems utilized in semiconductor, aerospace, and medical markets. Throughout his career, Mr. Beck has also served in management positions at Presstek LLC, iRobot Corporation and AMETEK, Inc., Danaher Corporation and Emerson Corporation. He previously served on the board of directors, including the audit committee, and nominating and governance committee, of SunEdison Semiconductor Limited, a Nasdaq listed leading manufacturer of semiconductor wafers. Mr. Beck holds a Bachelor of Science in Mechanical Engineering from New Jersey Institute of Technology as well an MBA from Boston University. The Board believes that Mr. Beck’s extensive experience building, and leading industrial technology and automation businesses allows him to make valuable contributions as one of our directors. Moreover, his prior public company board experience, which includes serving on the audit as well as nominating and governance committees, adds valuable perspective to critical board discussions, decisions, and governance topics.

Age: 59 Position: Director since 2019

Joseph W. Dews IV was elected to serve as a director in April 2014 and became Chairperson of the Board in June 2019. Mr. Dews has been a Managing Director at Craig-Hallum Capital Group, an investment bank, since May 2019. Prior to that, Mr. Dews was a Partner at AGC Partners from July 2012 until May 2019, and held various positions, including Managing Director and Partner, at ThinkEquity LLC from May 2007 to July 2012, both investment banks. Mr. Dews has acted as a strategic and financial advisor to numerous public and private technology companies in the U.S. and internationally, including assessing corporate strategies and evaluating options for fund raising, share repurchases and acquisitions of businesses. In addition to his experience as an investment banker, Mr. Dews has a technical background including a Bachelor of Science in Applied & Engineering Physics from Cornell University and approximately two years of experience in the semiconductor industry working as a Field Applications Engineer for Cirrus Logic KK. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Dews’ over 20 years of experience as an investment banker and his familiarity with semiconductor and industrial technology businesses uniquely positions him to contribute strategic insight, acquisition knowledge, and provide other valuable contributions as one of our directors and the Chairperson of the Board.

Age: 55 Position: Director since 2014 and Chairperson of the Board since 2019

Richard N. Grant, Jr. was appointed as President and Chief Executive Officer of the Company and elected to serve as a director effective August 2020. Prior to joining inTEST, Mr. Grant served as Senior Vice President Americas Region Measurement & Analytics of ABB Ltd from June 2017 to August 2020. Prior to his time at ABB, Mr. Grant served as Corporate Vice President and General Manager of the Materials Analysis Division of AMETEK Inc., an electronic instrument and electromechanical manufacturer, from April 2013 until June 2017. Mr. Grant previously served as an Operating Officer of AMETEK Inc. from 2013 until 2017, and as a Board Member of SEIKO EG&G CO. LTD., a joint venture in which AMETEK maintained an interest, from 2016 until 2017. Prior to AMETEK, Mr. Grant worked at Emerson Electric in a variety of roles from March 1997 until April 2013, including as Vice President/General Manager of the Temperature Business unit of Rosemont Measurement from April 2011 until April 2013 and as Vice President Strategic Planning for Emerson Process Management from October 2007 until April 2011. Mr. Grant holds a Bachelor of Science degree in physics from Northern Kentucky University and an executive MBA from Xavier University. The Board believes that Mr. Grant’s considerable business management and leadership experience, together with his substantial knowledge of the industry, enable him to help drive corporate strategies and make valuable contributions as one of our directors.

Age: 52 Position: Director, President, Chief Executive Officer of the Company since 2020

inTEST Corporation | 2022 Proxy Statement – 13

Proposal 1: Election of Directors (continued)

Gerald (Jerry) J. Maginnis was elected to serve as a director in June 2020. Since October 2015, Mr. Maginnis has served as a member of the board of directors of the funds comprising the Cohen & Steers Mutual Fund Complex (the “Complex”). Since January 2019, he has served as the Chair of the Audit Committee of the 20 funds within the Complex, including 9 closed-end funds which are publicly traded on the New York Stock Exchange. From 2006 through his retirement in 2015, Mr. Maginnis served as the Managing Partner of the Philadelphia office of KPMG LLP (“KPMG”). From 2002 until 2008, Mr. Maginnis served as the Partner in Charge of KPMG’s Pennsylvania Business Unit Audit Practice, which included the firm’s offices in Philadelphia, Pittsburgh and Harrisburg. Prior to 2002, Mr. Maginnis was an audit partner at KPMG concentrating on serving clients in the Information, Communications and Entertainment industries. From 2014 to 2015, Mr. Maginnis served as the President of the Pennsylvania Institute of Certified Public Accountants, a State CPA Society. From 2014 to 2017, he served as a member of the Council of the American Institute of Certified Public Accountants (“AICPA”). From 2015 through March 2020, Mr. Maginnis was a member of the Board of Trustees of the AICPA Foundation where he served as Treasurer from 2018 to 2020. Mr. Maginnis has also served as a member of the Advisory Board of the Raj and Kamla Gupta Governance Institute at Drexel University since 2010. Since 2016, he has served as an Executive in Residence at Rowan University. Mr. Maginnis holds a Bachelor of Science from Saint Joseph’s University and is a Certified Public Accountant. The Board believes Mr. Maginnis’ considerable audit, accounting and leadership experience enable him to make valuable contributions as one of our directors and as Chairperson of the Audit Committee.

Age: 66 Position: Director since 2020

Director Independence

Our Board has determined that each of the directors meet the independence requirements of the listing rules of NYSE American LLC (the “NYSE American Rules”), with the exception of Mr. Grant, who also serves as our President and Chief Executive Officer. In making the foregoing determination, the Board did not identify any matters, transactions, relationships or arrangements that needed to be considered in determining independence of such persons.

Board Leadership Structure

As stated in the Company’s Corporate Governance Guidelines, which can be found on the Company’s website at www.intest.com, the Board believes that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairperson of the Board and President and Chief Executive Officer based upon the circumstances. As of the date of this proxy statement, the offices of Chairperson and President and Chief Executive Officer are held by two separate individuals. Joseph W. Dews IV, an independent director, serves as the Chairperson of the Board, and Richard N. Grant, Jr. serves as the President and Chief Executive Officer of the Company. The Board believes the separation of the roles is the most appropriate structure at this time as it allows the Company’s Chairperson to lead the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies, allowing the President and Chief Executive Officer to focus primarily on establishing and implementing the Company’s strategic plan and on day-to-day operations.

Risk Oversight

Management is responsible for the day-to-day management of risks that we face, while the Board, as a whole and through its Committees, has responsibility for the oversight of risk management. Management attends regular meetings of the Board and Committees and discusses with the Board or appropriate Committees the various risks confronting inTEST, including the operational, legal, market and competitive risks that we face. In addition, the Audit Committee regularly considers major financial risk exposures and the steps management has taken to monitor and control such risks. The Compensation Committee provides oversight of risks related to our compensation policies and practices. The Nominating and Corporate Governance Committee oversees risks associated with our corporate governance practices and the independence of directors. The Audit Committee also assists the full Board in overseeing the Company’s risk management practices. During the past year, the Audit Committee reviewed presentations from management covering tax risk, supply chain risk, the risk of noncompliance with laws and regulations and cybersecurity risk.

Transactions with Related Persons

We have not entered into any transactions with a related person since January 1, 2020, nor are we otherwise a participant in a current transaction, and no transaction is currently proposed, in which the amount of the transaction

14 – inTEST Corporation | 2022 Proxy Statement

Proposal 1: Election of Directors (continued)

exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest. For purposes of this paragraph, a related person includes any executive officer, director or nominee for director, any greater than 5% beneficial owner of our common stock, and any immediate family or household member of any of the foregoing.

inTEST Corporation | 2022 Proxy Statement – 15

CORPORATE GOVERNANCE

Committees of the Board

Currently, our Board has three standing Committees: Audit, Compensation and Nominating and Corporate Governance. Copies of the charters of each of the current committees are posted on our website: www.intest.com.

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial management and controls. The Audit Committee’s primary oversight responsibilities relate to the integrity of our accounting and financial reporting processes, audits of our financial statements, and systems of internal control over financial reporting and accounting matters, and the independence, qualifications, retention, and performance of our independent registered public accounting firm. During 2021, the members of the Audit Committee were Gerald J. Maginnis (Chairperson), Steven J. Abrams and Jeffrey A. Beck. The Board has determined that both Messrs. Maginnis and Beck meet the criteria of an “audit committee financial expert” as that term is defined in Item 401 of Regulation S-K. The Board has also determined that each of the members of the Audit Committee who served as such during 2021, including each of the current members of the Audit Committee, is independent within the meaning of the NYSE American Rules. The Audit Committee held eleven meetings during 2021.

The Compensation Committee is appointed by the Board to review, evaluate, and approve the compensation and benefit programs of our executive officers, to administer our equity based compensation plans, to review and recommend to the Board changes to our director compensation and to review the annual disclosures regarding the compensation of the Company’s executive officers to be included in inTEST’s annual proxy statement and Annual Report on Form 10-K. During 2021, the members of the Compensation Committee until June 23, 2021 were Joseph W. Dews IV (Chairperson), Steven J. Abrams and Jeffrey A. Beck. Effective June 23, 2021, Mr. Beck became the Chairperson of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee is independent within the meaning of the NYSE American Rules, including the stricter requirements of Section 803 of the NYSE American Company Guide, which are not applicable to smaller reporting companies, but which we have adopted as the standard of independence for this Committee. The Compensation Committee held five meetings during 2021.

The Nominating and Corporate Governance Committee is appointed by the Board to select the director nominees to be presented for election at future annual meetings of stockholders, to review and assess our corporate governance procedures and to oversee annual evaluations of the Board and director self-assessments. During 2021, the members of the Nominating and Corporate Governance Committee were Steven J. Abrams (Chairperson), Joseph W. Dews IV and Gerald J. Maginnis. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE American Rules. See “Nominating Procedures” for information regarding the process for identifying and evaluating nominees, procedures for stockholder nominations and director qualifications. The Nominating and Corporate Governance Committee held one meeting during 2021.

Board Meetings

During the year ended December 31, 2021, the Board held a total of twelve meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable.

All members of the Board are encouraged, but not required, to attend our annual meeting of stockholders, and may do so in person or by phone. All of our directors attended the 2021 Annual Meeting of Stockholders, which was held virtually on June 23, 2021.

Director Stock Ownership Guidelines

On January 14, 2019, the Board approved stock ownership guidelines for non-employee directors (the “Director Ownership Guidelines”). The ownership target under the Director Ownership Guidelines for each non-employee director is five times the annual cash retainer for non-employee directors. Non-employee directors have five years to achieve the ownership target from the later of the date on which the Director Ownership Guidelines were approved or a director joined the Board. Sales of the Company’s stock by non-employee directors are allowed only after each director reaches his ownership target. Such sales of the Company’s stock are allowed, however, prior to the achievement of the ownership target for the purpose of covering taxes due on vesting restricted stock awards and pursuant to any existing trading plans. Each of our non-employee directors as of December 31, 2021 was in compliance with the Director Ownership Guidelines.

16 – inTEST Corporation | 2022 Proxy Statement

Corporate Governance (continued)

Prohibition of Employee, Officer and Director Hedging

The Board believes it is improper and inappropriate for any director, officer or other employee to engage in short-term or speculative transactions involving inTEST’s securities. As such, inTEST’s insider trading policy prohibits directors and employees, including executive officers, from engaging in any hedging or monetization transactions involving inTEST’s securities, purchases on margin or pledging of securities, short sales, buying or selling put or call options and (i) selling equity securities of the Company sooner than six months after last acquiring such equity securities or (ii) buying equity securities of the Company sooner than six months after last selling such equity securities.

Stockholder Communications with the Board

Stockholders who wish to communicate directly with the Board, or with a particular director, may send a letter addressed to our Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairperson of the Board.

Compensation Procedures

During 2021, the Compensation Committee was comprised, and presently is comprised, solely of independent directors. The Compensation Committee has the authority to delegate any or all of its powers and authority to one or more subcommittees, each subcommittee to consist of one or more members of the Compensation Committee. No such delegation of authority to a subcommittee has occurred. All decisions regarding the compensation of our executive officers are approved by the Compensation Committee.

As a general matter, changes to director compensation are periodically considered by the Compensation Committee and recommended to the Board for approval. Any change in the compensation of any director or any group of directors is approved by a majority of non-interested directors, and, if such recommendation applies to the compensation of all directors, by a majority of the independent directors in addition to a majority of the directors then in office.

In 2020, the Compensation Committee retained Radford, a unit of Aon plc, as its independent compensation consultant to advise it regarding current best practices for executive and director compensation arrangements and to review and make recommendations regarding the amount, type and structure of compensation to be paid to the Company’s executive officers and directors in 2021. At the direction of the Compensation Committee, Radford compares the levels of compensation of the executive officers and directors to market based data available in the Radford Global Technology Survey for similarly-sized companies and when requested provides the Compensation Committee with peer group data regarding compensation arrangements, plans, and amounts.

The Compensation Committee determined that Radford does not provide any material services to management or the Company, and that Radford does not have any business or personal relationship with any member of the Compensation Committee or management or otherwise have any conflict of interest in performing its services for the Compensation Committee.

Nominating Procedures

Generally, in order to identify and evaluate director nominees, our Nominating and Corporate Governance Committee (which is comprised solely of independent directors) assesses the qualifications, expertise, performance and willingness to serve of each current director or candidate. If as a result of such assessment, or at any other time during the year, the Board determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a search will be initiated utilizing appropriate staff support, input from other directors, senior management, and outside contacts, consideration of nominees previously submitted by stockholders, and, if deemed necessary or appropriate, retention of a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for

inTEST Corporation | 2022 Proxy Statement – 17

Corporate Governance (continued)

membership on the Board, will be identified and reviewed by the Nominating and Corporate Governance Committee and the Board. The candidates will be prioritized and a determination made as to whether a member of the Nominating and Corporate Governance Committee, another director or member of senior management has a relationship with the preferred candidate and can initiate contacts. If not, contact may be initiated by the Company or the search firm. The Chairperson and one or more members of the Nominating and Corporate Governance Committee or the Board will interview any prospective candidates. Evaluations and recommendations of the interviewers will be shared with all members of the Nominating and Corporate Governance Committee for final evaluation. The Nominating and Corporate Governance Committee will then meet to determine which candidate (or candidates) to select. The Nominating and Corporate Governance Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

Each of the incumbent nominees for director included in this proxy statement was recommended for re-election by the Nominating and Corporate Governance Committee. The full Board, including the President and Chief Executive Officer, unanimously approved all of the nominees for election by the stockholders of the Company, as recommended by the Nominating and Corporate Governance Committee.

Stockholder recommendations with regard to director candidates may be submitted in writing to the Secretary of inTEST for consideration by the Nominating and Corporate Governance Committee. Each such recommendation should include the following information: (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of inTEST which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board, (v) the name and residence address of the proposing stockholder(s), (vi) the number of shares of common stock owned by the proposing stockholder(s), and (vii) such other information as the stockholder making such recommendation believes would be relevant to the consideration of such candidate.

Director candidates must meet certain minimum qualifications, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including (i) expertise in finance, economics, technology or markets related to the business in which inTEST and its subsidiaries may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, our Certificate of Incorporation and our Bylaws. When assessing a candidate, consideration will be given to the effect such candidate will have on the diversity of the Board. Diversity of the Board is evaluated by considering a broad range of attributes, such as background, both geographic and demographic (including, without limitation race, gender and national origin), expertise and experience.

Stockholders who wish to make nominations to be considered at the 2022 Annual Meeting of Stockholders may do so by following the procedures set forth in our Bylaws. See “Information Regarding Deadlines and Procedures for Submission of Stockholder Proposals and Nominations of Directors” for additional information regarding the deadlines and notice procedures.

Committee Compositions Following the Annual Meeting

Subject to and upon the election of each director nominee to the Board at the Annual Meeting, the Committee compositions following the Annual Meeting will not change and be as follows:

Audit Committee Gerald J. Maginnis (Chairperson) Steven J. Abrams, Esq. Jeffrey A. Beck	Compensation Committee Jeffrey A. Beck (Chairperson) Steven J. Abrams, Esq. Joseph W. Dews IV
Nominating and Corporate Governance Committee Steven J. Abrams, Esq. (Chairperson) Joseph W. Dews IV Gerald J. Maginnis

18 – inTEST Corporation | 2022 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee reviewed our audited consolidated financial statements for the year ended December 31, 2021 and met with both management and RSM US LLP (“RSM”), our independent registered public accounting firm, to discuss those financial statements. The Audit Committee also reviewed the report of management contained in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as well as RSM’s report included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedule. The Audit Committee has discussed with RSM the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from RSM required by the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM their independence.

Based on these reviews and discussions with management and RSM, the Audit Committee recommended to our Board (and the Board approved) that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Audit Committee:

Gerald J. Maginnis, Chairperson

Steven J. Abrams, Esq.

Jeffrey A. Beck

inTEST Corporation | 2022 Proxy Statement – 19

EXECUTIVE OFFICERS OF inTEST

Our executive officers and their ages are as follows:

Name	Age	Position
Richard N. Grant, Jr.	52	President, Chief Executive Officer and Director
Duncan Gilmour	50	Chief Financial Officer, Treasurer and Secretary
Joseph McManus	48	Division President, Electronic Test
Scott Nolen	54	Division President, Process Technologies
Gregory Martel	44	Vice President and General Manager, Environmental Technologies

Biographical and Other Information Regarding inTEST’s Executive Officers

Executive officers are appointed by the Board. Each executive officer is appointed to serve at the will of the Board.

Richard N. Grant, Jr. See “Biographical and Other Information Regarding inTEST’s Director Nominees” above.

Duncan Gilmour was appointed as Chief Financial Officer, Treasurer and Secretary effective June 2021. Prior to joining inTEST, Mr. Gilmour served as Americas Region Controller of the Process Automation Measurement and Analytics Dvision of ABB, Inc. from June 2017 to June 2021. Prior to his time at ABB, Inc. Mr. Gilmour served as Finance Director of Enterprise Support for Tyco International, Corporate from December 2014 to May 2017. Mr. Gilmour previously served as Finance Director of Special Hazards for Tyco International, Fire Protection Products from June 2013 to December 2014, as Americas Finance director from July 2011 to June 2013, as Global FP&A Director from September 2010 to July 2011, as Global Controller from September 2007 to September 2010, as Director of Compliance from January 2006 to September 2007, and as Director of Corporate Compliance at Tyco EarthTech from 2004 to 2006. Prior to his time at Tyco, Mr. Gilmour worked at Coopers & Lybrand (now PricewaterhouseCoopers LLP), serving as Audit Manager from 2000 to 2004, as Senior Associate from 1997 to 2000 and as Supervisor and Audit Associate from 1993 to 1997. Mr. Gilmour holds a BAcc Jt. Honours degree in Economics and Accounting from the University of Glasgow and earned a certification as a chartered accountant from The Institute of Chartered Accountants of Scotland.

Joseph McManus joined inTEST in February 2021 as Vice President and General Manager of EMS. In January 2022, he was promoted to Division President, Electronic Test. Prior to joining inTEST, Mr. McManus served as Vice President of Sales for CECO Environmental in the Fluid Handling division from November 2016 to September 2020. Prior to his time at CECO, Mr. McManus had a 20 year career with Akrion, a semiconductor capital equipment suppliers from February 1996 to November 2016 where his most recent roles included Vice President-Sales and Marketing and Global Product Manager. Mr. McManus holds a Bachelor of Science in Mechanical Engineering and an MBA from Villanova University.

Scott Nolen joined inTEST in July 2019 as Vice President and General Manager of Ambrell. He was promoted to Division President, Process Technologies effective January 2022. Prior to joining inTEST, Mr. Nolen served in various leadership positions with General Electric (“GE”) including General Manager, Reciprocating Compression for Baker Hughes, Consulting Engineering and Commercial Operations Leader, GE Distributed Power, Product Leader, GE Gas Engines from September 2010 to April 2019. Prior to his time with GE, Mr. Nolen served as Product Director, Trent 60 Gas Turbine for Rolls Royce from November 2001 to August 2010. Mr. Nolen holds a Bachelor of Science in Mechanical Engineering from the University of Vermont and an MBA from the University of Rochester.

Gregory Martel joined inTEST in May 2003 where he has held various leadership positions including roles in Sales, Operations, Applications and Integration. He was promoted in January 2018 to Vice President and General Manager of inTEST Thermal Solutions. Effective January 2022, he currently serves as Vice President and General Manager, Environmental Technologies. Prior to joining inTEST, Mr. Martel held various senior applications engineering positions at Semitest. Mr. Martel has a Bachelor of Science in Chemistry from Worcester Polytechnic Institute and an MBA from Suffolk University.

20 – inTEST Corporation | 2022 Proxy Statement

EXECUTIVE COMPENSATION

Executive Summary

Since 2016, the Compensation Committee has retained an independent compensation consultant, Radford, to review our executive compensation structure and recommend changes to the structure and manner of compensating our executive officers. In March 2021, as a result of the Compensation Committee’s analysis of information provided by, and the recommendations of Radford, the Compensation Committee adopted a compensation program for 2021 for our executive officers that aligned executive officer compensation with competitive market practices and specific objectives of the Company in addition to aligning our executive officers’ long-term interests with those of our stockholders by targeting pay for performance. In March 2021, based on the recommendations of Radford and discussions with management, the Compensation Committee approved an executive compensation program based on the following for 2021:

●

Prior year’s compensation levels which had been benchmarked to market survey data based on a group of public capital equipment, semiconductor, network equipment, computer and communications companies with a median headcount of 304, median revenue of $60 million and a median market capitalization of $233 million;

●	Updated market survey information provided by, and the recommendations of, Radford related to the appointment of Mr. Grant as our President and CEO in August 2020;

●	Prior year’s annual performance reviews;

●	All elements of compensation—salary, bonus, total cash, long-term incentives and total direct compensation—were compared to the market;

●	An annual incentive plan was applied with competitive targets; and

●	Long-term incentive guidelines were adopted for the executive officers.

In June 2021, our former CFO, Mr. Regan, retired (the “Retirement”) and the Company appointed Duncan Gilmour as the new CFO. As a result of his resignation, Mr. Regan did not receive any short-term incentive compensation, and the Company agreed that certain options issued to Mr. Regan in March 2020 that were unvested on the effective date of his retirement continue to vest, subject to an expiration date of one year from their respective vesting dates. For a description of Mr. Regan’s separation terms, please see “Separation Agreement” below. Finally, upon recommendations of Radford and the Compensation Committee, the Board approved compensation to Mr. Gilmour as our new CFO as described below.

Overview of the Executive Compensation Program

The executive compensation program is designed to reflect the performance of the Company and align the executive officers’ interests with those of our stockholders. To achieve these ends, the executive compensation program consists of three components: base salary, performance-based short-term incentives, and long-term incentives, as more fully described below. While there is no fixed formula, the Compensation Committee seeks an appropriate balance between cash and non-cash compensation, short and long term incentives, at-risk compensation and a mix of various forms of equity compensation. In addition, consistent with market practices, the Compensation Committee believes that executive officers who have greater and more direct impact and ability to influence the Company’s overall performance should receive a significant proportion of equity-based compensation relative to their total compensation, thus seeking to align the executive officers’ incentives and impact with the value they bring to Company-wide performance.

inTEST Corporation | 2022 Proxy Statement – 21

Executive Compensation (continued)

The components of our 2021 Executive Compensation Plan were as follows:

Base Salary	Base salaries, which are established at hire, are reviewed and adjusted periodically by the Compensation Committee based on a variety of factors which may include competitiveness, individual performance, tenure, overall Company performance, internal positioning and other factors.

Short-Term Incentives	Annual incentive percentages of base salary, Company and business unit performance targets, and strategic performance criteria are established for short-term incentive compensation. Cash incentives are intended to reward the achievement of annual Company financial goals as well as individual accomplishments and contributions. For 2021, Company goals were based on revenue and earnings before income tax targets and attainment of certain strategic objectives of the Company.

Long-Term Incentives	Equity-based compensation serves to link the interests of the executives and our stockholders and focuses the executives on the long-term appreciation of the Company’s stock. For 2021, equity-based compensation was awarded in the form of restricted stock and stock options.

Philosophy

The Compensation Committee is committed to the general principle that executive compensation should be commensurate with the Company’s performance and the performance of the individual executive officer. The primary objectives of our executive compensation program are to:

●	attract and retain executive officers who demonstrate the leadership and management skills necessary to drive our long-term success;

●	reward the achievement of our business goals and individual contributions toward achievement of those goals; and

●	provide compensation opportunities linked to the Company’s performance and the interests of our stockholders.

Our pay philosophy is for the total compensation (base salary plus short-term incentive compensation and long-term equity-based compensation) of our named executive officers to be guided by the market median for similarly situated companies.

Underlying our executive compensation program is the philosophy that the interests of our stockholders are best served by a program that includes a significant variable component based on our performance. As a result, our executives have a significant portion of their compensation “at risk,” either through the variability of the short-term incentive portion of the plan, or subject to the movement in the price of the Company’s stock or the Company’s performance through the long-term incentive portion of the plan. Amounts paid under the plan are further subject to repayment or “claw back” as needed to comply with all applicable laws and regulations.

Accordingly, and as more fully described below, the Compensation Committee approved the following compensation arrangements for our executive officers for 2021, who we refer to as our “named executive officers” (“2021 Executive Compensation Plan”).

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Executive Compensation (continued)

2021 Base Salary and Long-Term Incentive Compensation

Name and Title	Annual Base Salary	Restricted Stock Awarded		Options Awarded
Richard N. Grant, Jr., President and Chief Executive Officer	$375,000	18,668	(1)	112,000	(1)(2)
Duncan Gilmour, Chief Financial Officer, Treasurer and Secretary (a)	$240,000	7,941	(3)	8,104	(3)(4)
Hugh T. Regan, Jr., Former Secretary, Treasurer and Chief Financial Officer (b)	$272,950	8,800	(1)	19,700	(1)(2)

(a)

Effective June 14, 2021, Mr. Gilmour joined the Company and became our Chief Financial Officer, Treasurer and Secretary. The compensation information reflects the terms of his letter agreement dated June 10, 2021 described under “Employment Agreements.” The actual pro-rated salary paid to Mr. Gilmour for 2021 is included in the Summary Compensation Table below.

(b)

Effective June 11, 2021, Mr. Regan retired as Secretary, Treasurer and Chief Financial Officer of the Company. On that date, all restricted stock and stock options awarded to him listed in the above table were forfeited. The actual pro-rated salary paid to Mr. Regan for 2021 is included in the Summary Compensation Table below.

(1)	The shares of restricted stock and stock options vest annually in equal increments over four years beginning on the first anniversary of the date of grant on March 10, 2022.

(2)	The exercise price is $10.62 which was the closing price of our common stock on the date of grant, March 10, 2021.

(3)

1,988 shares of restricted stock and stock options vest annually in equal increments over four years beginning on the first anniversary of the date of grant on June 14, 2022 and 5,953 shares are performance-based restricted stock that may vest on August 24, 2023 at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria.

(4)	The exercise price is $16.80, which was the closing price of our common stock on the date of grant, June 14, 2021.

Description of the Short-Term Incentive Portion of the 2021 Executive Compensation Plan

The following is a summary of the short-term incentive portion of our 2021 Executive Compensation Plan that the Compensation Committee adopted for Mr. Grant (our CEO) and Mr. Regan (our former CFO) prior to the CFO transition. Mr. Gilmour’s short-term incentive compensation is described in “Short-Term Incentive Compensation for New CFO” below.

●	Target incentive opportunity of 70% of base salary for the CEO and 55% of base salary for the CFO.

●

Performance bonus payment for Mr. Grant based upon satisfaction of the following weighted performance metrics: 70% on the achievement of revenue and earnings before income tax expense targets in a performance matrix (financial performance), 15% on completion of one or more acquisitions in 2021 (strategic performance), and 15% on the achievement of key elements of the 5 year Strategic Plan (strategic performance).

●

Performance bonus payment for Mr. Regan based upon satisfaction of the following weighted performance metrics: 60% on the achievement of revenue and earnings before income tax expense targets in a performance matrix (financial performance), 20% on completion of one or more acquisitions in 2021 (strategic performance), and 20% on the achievement of CFO specific objectives (strategic performance), namely, implementation of a robust risk management program and creation and execution of an IT and business automation roadmap, both weighted equally.

●	Minimum financial performance thresholds beginning at 80% for both the revenue target and earnings before income tax expense targets.

●	At minimum financial performance, each of Mr. Grant and Mr. Regan would earn 0% of his target incentive opportunity for financial performance if none of the performance metrics are satisfied.

●	Maximum financial performance limits at 120% for both the revenue and earnings before income tax expense targets.

●	At maximum financial performance, each of Mr. Grant and Mr. Regan could earn 150% of his target incentive opportunity for financial performance.

inTEST Corporation | 2022 Proxy Statement – 23

Executive Compensation (continued)

The following matrix shows the payout opportunity for the financial performance portion of the short-term incentive program.

		Revenue v. Target

		<80%	80%	90%	100%	110%	120%
Earnings Before Income Tax Expense v. Target	<80%	0%	0%	0%	0%	0%	0%
	80%	0%	50%	63%	75%	88%	100%
	90%	0%	63%	75%	88%	100%	113%
	100%	0%	75%	88%	100%	113%	125%
	110%	0%	88%	100%	113%	125%	138%
	120%	0%	100%	113%	125%	138%	150%

For 2021, the revenue target was $65.0 million and the actual revenue was $84.9 million. The earnings before income tax expense target was $3.7 million and the actual earnings before income tax expense was $8.4 million.

The amounts in the table below are in thousands with the exception of percentages:

2021 Target revenue	$65,015
2021 Actual revenue	84,878
Actual revenue in excess of target	$19,863
Percentage of adjusted actual revenue compared to target	130.6%
2021 Target earnings before income tax expense	$3,666
2021 Actual earnings before income tax expense	8,402
Actual earnings before income tax expense in excess of target	$4,736
Percentage of actual earnings before income tax expense compared to target	229.2%

For the short-term incentive program Mr. Grant achieved (1) the financial performance goals described above, which were weighted at 70%, and (2) the completion of one or more acquisitions in 2021, which was weighted at 15%. Mr. Grant did not fully achieve the key elements of the 5 year Strategic Plan, which was weighted at 15%.

As a result, the short-term incentive compensation payout to Mr. Grant for 2021 was as follows:

Target Bonus	Actual Payment	Actual as a % of Target
$262,500	$330,750	126.0%

As a result of the Retirement, Mr. Regan did not receive any short-term incentive compensation for 2021.

Short-Term Incentive Compensation for New CFO

In connection with Mr. Gilmour’s appointment as our Chief Financial Officer, Treasurer and Secretary, for 2021, Mr. Gilmour was eligible to receive a pro-rated annual bonus based upon his initial base salary for the last three quarters of 2021 (the “2021 Bonus”). Seventy percent of Mr. Gilmour’s 2021 Bonus was based on the Company’s achievement of its financial performance goals against its budget, with the potential for payment of up to 150% of target. Twenty percent of Mr. Gilmour’s 2021 Bonus was based upon completion of merger and acquisitions targets, with the potential for payment of up to 100% of target. The remaining 10% of Mr. Gilmour’s 2021 Bonus was based on risk management oversight, with the potential for payment of up to 100% of target. The Compensation Committee determined that Mr. Gilmour achieved these performance goals in 2021.

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Executive Compensation (continued)

As a result, the short-term incentive compensation payout to Mr. Gilmour for 2021 was as follows:

Target Bonus	Actual Payment	Actual as a % of Target
$99,000	$133,650	135.0%

Description of Long-Term Incentive Portion of the 2021 Executive Compensation Plan

As part of Radford’s scope of work, the Compensation Committee sought the consultant’s advice and recommendations on the use of equity-based compensation for the executive officers. With such input from Radford, with respect to Mr. Grant and Mr. Regan, the Compensation Committee determined that:

●	A regular program of long-term incentive awards would increase the linkage between the pay of the executive officers and the performance delivered to our stockholders;

●	Stock options would be effective as a tool to reward the executive officers for focusing on growing the value of the Company over the long term; and

●	Shares of restricted stock would be effective as a tool to provide both retention and increase the immediate connection between the executives and the stockholders.

Accordingly, the Compensation Committee continued to compensate Mr. Grant and Mr. Regan through the grant of stock options and shares of restricted stock as set forth above in the 2021 Base Salary and Long-Term Incentive Compensation table. In connection with the Retirement, the Company agreed that certain options issued to Mr. Regan in March 2020 that were unvested would continue to vest and would expire one year from their respective vesting dates.

Long-Term Incentive Compensation for New CFO

With respect to Mr. Gilmour, the Compensation Committee sought Radford’s advice and recommendations on the use of the appropriate equity-based compensation for a new CFO. With such input from Radford, the Compensation Committee determined to grant Mr. Gilmour an equity award in connection with his start date on June 14, 2021 equal to $100,000 divided by the closing price of the Company’s common stock on such start date, consisting of 1/3 restricted common stock and 2/3 stock options. The closing price of the Company’s common stock on Mr. Gilmour’s start date was $16.80. The award vests annually over four years at the rate of 25% on each anniversary of the grant date, which is Mr. Gilmour’s start date. Mr. Gilmour also received a performance-based award of restricted common stock on June 14, 2021 equal to $100,000 (based on target performance) divided by the closing price of the Company’s common stock on such start date, which was equal to 5,953 shares of common stock at target. The performance award vests on August 24, 2023 at a vesting percentage as determined in the sole discretion of the Committee based on the achievement of performance criteria, comprised of the following:

●	Revenue compounded annual growth rate (“CAGR”) from the twelve-month period ending June 30, 2020 to the twelve-month period ended June 30, 2023; and

●	Diluted earnings per share excluding amortization of intangible assets, for the twelve-month period ending June 30, 2023.

The maximum vesting percentage that Mr. Gilmour may achieve is 150% or 8,829 shares of common stock. For purposes of the Compensation Committee’s determination of the appropriate level of vesting, the Committee retains the discretion to include or exclude the impact of merger and acquisition activity from the calculation of CAGR based on the facts and circumstances of any individual transaction.

Management Stock Ownership Guidelines

On November 4, 2020, the Board approved stock ownership guidelines for named executive officers and certain other members of the Company’s management team (the “Management Ownership Guidelines”). The ownership target under the Management Ownership Guidelines is five times the base salary for the Chief Executive Officer, two times the base salary for the Chief Financial Officer, and 0.5 times the base salary for Vice Presidents and General Managers. Such persons have five years to achieve the ownership target from the later of the date on which the Management Ownership

inTEST Corporation | 2022 Proxy Statement – 25

Executive Compensation (continued)

Guidelines were approved or when they were hired or promoted to their position. The Chief Executive Officer, Chief Financial Officer, and Vice Presidents and General Managers (collectively, the “Covered Executives”) must also remain at or above their required ownership level at the close of trading on April 1 of each year as long as they are employed by the Company. Each Covered Executive must retain 50 percent of all net shares (post tax) that vest until the applicable minimum ownership requirement is achieved. If the Covered Executive becomes subject to a higher ownership requirement, the new or higher requirement will apply 30 days after the change and 50 percent of net vested shares should be retained until the new applicable minimum ownership requirement is met.

For purposes of satisfying the minimum ownership requirement, the following will be included:

i.

Any shares of common stock of the Company held by the Covered Executive owned, either individually or jointly with such person’s spouse and/or children, including any vested shares of restricted stock;

ii.	Stock held in trust for the economic benefit of the Covered Executive or the spouse or minor children of such individual; and

iii.	Any unvested shares of time-based restricted stock.

Unvested shares of performance-based restricted stock, and unexercised options (whether vested or unvested) will not be included in the determination of ownership calculations for purposes of meeting the minimum ownership requirement.

As of December 31, 2021, Mr. Grant and Mr. Gilmour did not meet the applicable minimum ownership requirement as they joined the Company in August 2020 and June 2021, respectively, and are within the five-year phase-in period.

Tables and Additional Narrative Discussion

The following tables and discussions set forth certain information with respect to the compensation we paid, or recognized as an expense in accordance with Accounting Standards Codification (“ASC”) Topic 718 (Compensation—Stock Compensation), to our “named executive officers.”

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Executive Compensation (continued)

Summary Compensation Table

For the Fiscal Year Ended December 31, 2021

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(A)	Stock Options ($)(B)	Non-Equity Incentive Plan Compensation ($)(C)		All Other Compensation ($)		Total ($)
Richard N. Grant, Jr.	2021	375,000	—		198,254	570,080	330,750	(1)	4,750	(2)	1,478,834
President and Chief Executive Officer	2020	122,596	206,250	(3)	650,004	—	56,250	(4)	—		1,035,100
Duncan Gilmour (D) Chief Financial Officer, Treasurer and Secretary	2021	124,616	—		133,409	66,696	133,650	(1)	—		458,371
Hugh T. Regan, Jr. (E)	2021	144,600	—		93,456	268,752	—		156,281	(5)	663,089
Former Secretary, Treasurer and Chief Financial Officer	2020	265,000	—		24,354	30,535	36,438	(6)	10,096	(5)	366,423

(A)

The amounts in this column reflect restricted stock awards granted to our named executive officers which are subject to certain vesting terms. The above amounts represent the fair market value of the restricted stock based on the closing price of our stock on the date of grant as computed in accordance with ASC Topic 718. On March 10, 2021, Mr. Grant was granted 18,668 shares of restricted stock and Mr. Regan was granted 8,800 shares of restricted stock that vest 25% upon each of the next four anniversaries of the date of grant. The closing price of our stock on March 10, 2021 was $10.62. On June 14, 2021, Mr. Gilmour was granted 1,988 shares of restricted stock that vest 25% upon each of the next four anniversaries of the date of grant and 5,963 Performance-Based Shares issued at target performance that may vest on August 24, 2023 at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 8,929, and the grant date fair value assuming the maximum level of performance achieved under Mr. Gilmour’s performance-based restricted stock award is $150,007. The closing price on June 14, 2021 was $16.80. On August 24, 2020, Mr. Grant was granted 66,448 shares of restricted stock that vest 25% upon each of the next four anniversaries of the date of grant and 75,162 Performance-Based Shares issued at target performance that may vest three years after the grant date at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 112,743, and the grant date fair value assuming the maximum level of performance achieved under Mr. Grant’s performance-based restricted stock award is $517,502. The closing price of our stock on August 24, 2020 was $4.59. On March 9, 2020, Mr. Regan was granted 6,600 shares of restricted stock that vest 25% upon each of the next four anniversaries of the date of grant. The closing price of our stock on March 9, 2020 was $3.69. For a discussion of assumptions made in the foregoing valuations, see Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 23, 2022.

(B)

Stock options granted to our named executive officers vest 25% upon each of the next four anniversaries of the date of grant. On March 10, 2021, Mr. Grant was issued 118,000 options and Mr. Regan was issued 52,800 options. On June 14, 2021, Mr. Gilmour was issued 8,104 options. On March 9, 2020, Mr. Regan was issued 19,700 options. The per share fair value of the stock options granted were estimated at the date of grant using the Black-Scholes option pricing model. Based on this method, for March 10, 2021, June 14, 2021 and March 9, 2020, the per share weighted average fair value was $5.09, $8.23 and $1.55, respectively. For a discussion of assumptions made in the foregoing valuations, see Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 23, 2022.

(C)

The material terms of the non-equity incentive plan awards, including a general description of the formula and criteria that was applied in determining the amounts paid, are described above under the heading “Description of the Short-Term Incentive Portion of the 2021 Executive Compensation Plan” and “Short-Term Incentive Compensation for New CFO”.

(D)	Effective June 14, 2021, Mr. Gilmour joined inTEST as our Chief Financial Officer, Treasurer and Secretary.

(E)

Effective June 11, 2021, Mr. Regan retired as Secretary, Treasurer and Chief Financial Officer. In connection with the Retirement, all 8,800 shares ($93,456) of restricted stock and 52,800 stock options ($268,752) awarded to him in 2021 were forfeited, as all were unvested. The awards for 2021 forfeited by Mr. Regan are included in the Stock Awards and Stock Options columns.

(1)

The amount consists of the cash incentive portion of the Executive Compensation Plan of 2021 paid in March 2022. See “Description of the Short-Term Incentive Portion of the 2021 Executive Compensation Plan” and “Short Term Incentive Compensation for New CFO”.

(2)	The amount of $4,750 is for matching contributions to Mr. Grant’s 401(k) plan account in 2021.

(3)	The amount consists of the minimum cash bonus equal to 55% of Mr. Grant’s non-prorated base salary that Mr. Grant was entitled to under the terms of his letter agreement dated July 24, 2020.

(4)

The amount consists of the cash incentive equal to 15% of Mr. Grant’s non-prorated base salary that Mr. Grant was eligible for under the terms of his letter agreement dated July 24, 2020, as described under “Employment Agreements.”

(5)

The amounts consist of $4,750 for matching contributions to Mr. Regan’s 401(k) plan account in both 2021 and 2020. The amounts for 2021 also consist of $120,000 in severance, $22,500 in consulting fees per the terms of Mr. Regan’s separation agreement dated June 10, 2021, $7,644 of vacation buyback offered to all employees, and $1,387 service award in 2021. The amounts for 2020 also consist of $5,096 of vacation buyback offered to all employees and $250 in consideration for amendments to his Change of Control agreement.

(6)	The amount consists of the cash incentive portion of the Executive Compensation Plans of 2020 paid in March 2021.

inTEST Corporation | 2022 Proxy Statement – 27

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End

For the Fiscal Year Ended December 31, 2021

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
Richard N. Grant, Jr.	—	112,000	10.62	3/09/2031		124,998	(2)	1,589,975
						18,668	(3)	237,457
Duncan Gilmour	—	8,104	16.80	6/13/2031		7,941	(4)	101,010
Hugh T. Regan, Jr. (5)	—	4,925	3.69	3/09/2022	(5)	4,950	(5)	62,964
	—	4,925	3.69	3/09/2023	(5)
	—	4,925	3.69	3/09/2024	(5)

(1)	Based on the closing share price on December 31, 2021 of $12.72.

(2)

Represents the unvested portion of restricted stock that was granted on August 24, 2020 under the 2014 Stock Plan. 66,448 shares vest in equal portions on August 24, 2021, 2022, 2023 and 2024. 75,162 shares issued at target performance that may vest on August 24, 2023, three years from the date of grant at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 112,743.

(3)	Represents the unvested portion of restricted stock that was granted on March 10, 2021 under the 2014 Stock Plan. These shares vest in equal portions on March 10, 2022, 2023, 2024 and 2025.

(4)

Represents the unvested portion of restricted stock that was granted o June 14, 2021 under the 2014 Stock Plan. 1,988 shares vest in equal portions on June 14, 2022, 2023, 2024 and 2025. 5,953 shares issued at target performance that may vest on August 24, 2023 at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 8,929.

(5)

All of Mr. Regan’s unvested restricted stock and options were forfeited upon his retirement on June 11, 2021, with the exception of his March 9, 2020 restricted stock and options under the 2014 Stock Plan. Per the terms of the award agreements both the restricted stock and options will continue to vest in equal portion on March 9, 2022, 2023 and 2024. With regard to the options, upon each vesting, Mr. Regan will have one year from each vesting date to exercise the vested options.

Employment Agreements

Richard N. Grant, Jr.

In connection with his appointment as our Chief Executive Officer and President, we have entered into a letter agreement with Mr. Grant, dated July 24, 2020, which provides that Mr. Grant’s employment will be on an at-will basis and that he will be entitled to an annual base salary (“Grant Base Salary”) of $375,000 per year, subject to periodic review by the Compensation Committee. During Mr. Grant’s employment, he is eligible to participate in the Company’s annual bonus award plan. For 2020, Mr. Grant’s target bonus opportunity was 70% of the Grant Base Salary which includes a minimum cash bonus equal to 55% of his non-prorated Grant Base Salary. Mr. Grant was, at the discretion of the Compensation Committee, eligible to earn the remaining 15% of his non-prorated Grant Base Salary upon the satisfaction of certain performance goals by December 31, 2020. For fiscal years 2021 and thereafter, Mr. Grant’s goals for his annual bonus award are set forth in the Company’s executive officer compensation plan for such fiscal year and his award thereunder.

Under the terms of the letter agreement, Mr. Grant received an initial equity award in connection with his start date on August 24, 2020 equal to (a) $650,000 (based on target performance) divided by (b) the closing price of the Company’s common stock on such date. Of that amount, $305,000 is subject to time-based vesting (the “Time-Vesting Portion”), and $345,000 is subject to performance based vesting (the “Performance-Vesting Portion”). The Time-Vesting Portion vests over four years at the rate of 25% on each anniversary of the grant date. The Performance-Vesting Portion may vest on the third anniversary of the grant date at a vesting percentage to be determined by the Compensation

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Executive Compensation (continued)

Committee, based on the achievement of performance criteria. Mr. Grant is also be eligible to participate in the employee benefit plans and programs (excluding severance) generally available to the Company’s senior executives and consistent with such plans and programs of the Company, including but not limited to medical, life and disability insurance, retirement, vacation/paid time off, fringe benefit, perquisite, business expense reimbursement and travel plans or programs, in accordance with and subject to eligibility and other terms and conditions of such plans and programs, as in effect from time to time. As a condition of accepting his offer of employment, Mr. Grant also executed a Confidentiality, Non-Competition and Non-Solicitation Agreement, which includes standard restrictive covenants, assignment of inventions, confidentiality and non-disparagement, and non-competition and non-solicitation of employees, customers and suppliers provisions.

Duncan Gilmour

In connection with his appointment as our Chief Financial Officer, Treasurer and Secretary, we have entered into a letter agreement with Mr. Gilmour, dated June 10, 2021, which provides that Mr. Gilmour’s employment will be on an at-will basis and that he will be entitled to an annual base salary (“Gilmour Base Salary”) of $240,000 per year, subject to periodic review by the Compensation Committee. During Mr. Gilmour’s employment, he is eligible to participate in the Company’s annual bonus award plan, and his initial target bonus opportunity being 55% of the Gilmour Base Salary, subject to annual review by the Compensation Committee. For 2021, Mr. Gilmour was eligible to receive the 2021 Bonus, which was a pro-rated annual bonus based upon his initial Gilmour Base Salary for the last three quarters of 2021. Seventy percent of the 2021 Bonus was based on the Company’s achievement of its financial performance goals against its budget, with the potential for payment of up to 150% of target. Twenty percent of the 2021 Bonus was based upon completion of merger and acquisitions targets, with the potential for payment of up to 100% of target. The remaining 10% of the 2021 Bonus was based on risk management oversight, with the potential for payment of up to 100% of target. For fiscal years 2022 and thereafter, Mr. Gilmour’s actual bonus payment under the annual bonus award plan will be set forth in the Company’s executive officer compensation plan for such fiscal year and his award.

Under the terms of his offer letter, Mr. Gilmour also received an additional performance-based award (the “Performance Award”) of restricted common stock. The total number of shares of restricted common stock subject to the Performance Award is equal to (a) $100,000 (based on target performance) divided by (b) the closing price of the Company’s common stock on June 14, 2021. The Performance Award will vest on August 24, 2023 at a vesting percentage as determined in the sole discretion of the Committee under the performance goals described in a written restricted stock agreement. As a condition of his employment, Mr. Gilmour also executed a Confidentiality, Non-Competition and Non-Solicitation Agreement, which includes standard restrictive covenants, assignment of inventions, confidentiality and non-disparagement, and non-competition and non-solicitation of employees, customers and suppliers provisions.

Separation Agreement

In connection with the Retirement, we entered into a separation and consulting agreement (the “Separation and Consulting Agreement”), with Mr. Regan dated June 11, 2021 pursuant to which Mr. Regan agreed to provide consulting services to us for three months, subject to an extension of up to an additional three months at the option of the Company, which option the Company did not exercise. The Separation and Consulting Agreement entitled Mr. Regan to a severance benefit of $100,000. The Separation and Consulting Agreement provided that, in consideration for the consulting services that Mr. Regan performed for the Company, we pay Mr. Regan a consulting fee of $375 per hour, with a guaranteed minimum of $7,500 per month during the initial three-month consulting period, and a guaranteed minimum of $3,750 per month during any optional period. The Separation and Consulting Agreement also entitled Mr. Regan to a severance benefit of $120,000. In connection with the Retirement, the Company has also agreed that certain options issued to Mr. Regan in March 2020 that were unvested on the date of the Retirement continue to vest and will expire one year from their respective vesting dates. In addition, under the Separation and Consulting Agreement, the Company pays the cost to continue Mr. Regan’s participation in our standard health care benefits programs under COBRA for up to twelve months, and the Company will not charge COBRA premiums for any period in which Mr. Regan timely elects COBRA continuation coverage and is eligible to receive subsidized COBRA coverage.

Retirement Benefits

Our named executive officers are provided retirement benefits under the tax-qualified 401(k) plan provided to our other domestic employees. Our named executive officers are subject to provisions that allow participants to make

inTEST Corporation | 2022 Proxy Statement – 29

Executive Compensation (continued)

contributions from their own salary on a pre-tax basis and provide a discretionary employer matching contribution not to exceed $4,750 a year. If eligible, the amount of employer contributions made to our 401(k) plans for our named executive officers for 2021 and 2020 are included in the column entitled “All Other Compensation” in the Summary Compensation Table above. We do not provide any other retirement benefits to our named executive officers.

Potential Payments upon Termination Following a Change of Control

We have Change of Control Agreements with Mr. Grant, our President and Chief Financial Officer, and Mr. Gilmour, our Chief Financial Officer, Treasurer, and Secretary (the “Change of Control Agreements”). The Change of Control Agreements provide for the payment of certain benefits upon the executive officer’s separation from service by us without Cause or by the executive officer for Good Reason within two years following a Change of Control. These benefits consist of the continuation of the executive officer’s base salary and continued coverage under group benefit plans for the one year period following the separation of such executive officer’s service from the Company and payment of the variable performance based compensation that he would have earned for such one year period.

Under the Change of Control Agreements, a “Change of Control” occurs in the event of:

●	our dissolution or liquidation;

●	the sale of substantially all of our assets, except to a stockholder who as of the date of the Change of Control Agreements owned 20% or more of our stock (a “Related Person”);

●	our merger or consolidation with another company unless our stockholders own stock in that company in the same proportion that they own stock in us prior to the transaction;

●	any person or entity other than a Related Person obtains the voting control of 40% or more of our stock; or

●	our directors and those persons our directors may nominate to become our directors, cease to comprise a majority of our Board members.

Under the Change of Control Agreements, a termination for “Cause” means the executive’s termination by us because of an act of fraud upon inTEST, a violation of inTEST’s Code of Ethics, willful refusal to perform the duties assigned to him by the Board or conviction for any crime involving dishonesty or breach of trust or for any crime that is a felony or of moral turpitude.

The term “Good Reason” under the Change of Control Agreements means a material adverse change in an executive’s status, responsibilities or benefits; a failure to be nominated or elected to his current officer position; a requirement to report to anyone other than his direct report; an assignment of duties inconsistent with his current officer position; any reduction in base salary, variable component or formula for determining the variable component which would have the effect of reducing his variable component, or other reduction in compensation or benefits; or a requirement to relocate more than thirty miles from his current office.

The benefits payable under the Change of Control Agreements are subject to the release of any claims that the named executive officers may have against us pursuant to the agreements as we may request. Benefits will be reduced or eliminated to the extent that comparable benefits are received from another source. Furthermore, the benefits will be reduced to the extent that the payments would not be deductible by us (in whole or in part) under Section 280G of the Internal Revenue Code.

Also in the event of a Change of Control, all equity awards issued to our executive officers become 100% vested.

30 – inTEST Corporation | 2022 Proxy Statement

DIRECTOR COMPENSATION

In 2021, non-employee directors received an annual retainer of $25,000, and the Chairperson of the Board received an additional annual retainer of $40,000. The Chairperson of each of the Committees of the Board were paid an additional annual fee as follows: the Chairperson of the Audit Committee received an additional annual fee of $20,000 and the Chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee each received an additional annual fee of $10,000, respectively. The members of the Committees, other than the Chairpersons, receive additional annual fees of: $10,000 for members of the Audit Committee and $5,000 for members of each of the Compensation Committee and Nominating and Corporate Governance Committee, respectively. Also, in March 2021, based upon the evaluation and recommendation of Radford, the Compensation Committee recommended, and the Board approved, the award of 9,000 shares of restricted stock to each of the non-employee directors to further align their interests with those of our stockholders. Such shares vested 25% on each of the following dates: March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 subject to certain conditions, including, but not limited to, the continued service to inTEST of the respective non-employee director through each such vesting date.

In addition, the Company reimburses non-employee directors’ travel expenses and other costs associated with attending Board or committee meetings. The Company does not pay additional compensation to any executive officer for service as a director.

The following table sets forth the compensation earned by, or paid to, the members of our Board, who are not executive officers, for the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(A)	All Other Compensation ($)	Total ($)
Steven J. Abrams, Esq.	$50,000	(1)	$95,580	$—	$145,580
Jeffrey A. Beck	$42,611	(2)	$95,580	$—	$138,191
Joseph W. Dews IV	$77,389	(3)	$95,580	$—	$172,969
Gerald J. Maginnis	$50,000	(4)	$95,580	$—	$145,580

(A)

These amounts represent the fair market value of the award of restricted stock based on the closing price of our common stock on the date of grant of $10.62 as computed in accordance with ASC Topic 718.

(1)

Consists of $25,000 annual retainer, $10,000 for service as Chairperson of the Nominating and Corporate Governance Committee, $10,000 for service as a member of the Audit Committee, and $5,000 for service as a member of the Compensation Committee.

(2)

Consists of $25,000 annual retainer, $10,000 for service as a member of the Audit Committee, $5,222* for service as Chairperson of the Compensation Committee, and $2,389* for service as a member of the Compensation Committee.

(3)

Consists of $25,000 annual retainer, $40,000 for service as Chairperson of the Board, $4,778* for service as Chairperson of the Compensation Committee, $2,611* for service as a member of the Compensation Committee and $5,000 for service as a member of the Nominating and Corporate Governance Committee.

(5)	Consists of $25,000 annual retainer, $20,000 for service as Chairperson of the Audit Committee, and $5,000 for service as a member of the Nominating and Corporate Governance Committee.

*

The amounts marked above by an asterisk in footnotes 2 and 3 were pro-rated as a result of the Board structure and committee composition changes made following the 2021 Annual Meeting of Stockholders on June 23, 2021.

inTEST Corporation | 2022 Proxy Statement – 31

PROPOSAL 2: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE INTEST CORPORATION THIRD AMENDED AND RESTATED 2014 STOCK PLAN TO INCREASE THE NUMBER OF SHARES

Overview

The Board has approved and is submitting for stockholder approval an amendment and restatement to the 2014 Stock Plan, in the form of a Fourth Amended and Restated 2014 Stock Plan, which is attached to this proxy statement as Appendix A. The Fourth Amended and Restated 2014 Stock Plan increases by 500,000 shares the number of authorized shares of common stock available for issuance. Accordingly, if this proposal is approved by stockholders, the number of shares of common stock that may be delivered pursuant to awards granted under the 2014 Stock Plan will increase from 2,000,000 to 2,500,000 shares.

The amendment and restatement of the 2014 Stock Plan was approved by the Board on March 9, 2022 and became effective on that date and will terminate unless approved by stockholders within twelve months of the date of the approval by the Board pursuant to the 2014 Stock Plan.

Our 2014 Stock Plan was initially adopted by the Board on March 4, 2014 and was approved by our stockholders on June 25, 2014. In 2018, the Board approved, subject to stockholder approval which was obtained at our meeting in June 2018, an increase by 500,000 shares in the number of shares underlying the 2014 Stock Plan.

Subsequently, in 2019, the Board approved, subject to stockholder approval which was obtained at our meeting in June 2019, an increase by 1,000,000 shares in the number of shares underlying the 2014 Stock Plan. In connection with increasing the shares, the following amendments were also made to the 2014 Stock Plan: (i) the elimination of discretionary vesting of awards, except in cases of death, disability, or upon a Change of Control (as defined in the 2014 Stock Plan); (ii) the creation of a restriction that awards will continue to vest following retirement, subject to the employee signing a post-employment non-competition agreement, only if the sum of the retiring individual’s age plus years of service to the Company are equal to or greater than seventy-five; (iii) the limitation of vesting of an award upon a Change of Control only if stockholders approve such Change of Control, and such Change of Control is consummated, and either (a) the acquiring entity does not assume or substitute awards, (b) the recipient of an award is terminated within two years following the Change of Control, or (c) the recipient of an award resigns for Good Reason as defined in the amended plan; and (iv) the establishment of a provision that any dividends to be paid on unvested awards will accrue and vest when the award vests.

The Company has evaluated its compensation policies with respect to senior management. Upon recommendation of the Compensation Committee’s compensation consultant and following review and discussion, the Company has determined that in order to align pay for performance not only for the executive officers but also for senior management and to incentivize employees and directors, the Company requires additional shares available for issuance under the 2014 Stock Plan, particularly in light of the three acquisitions completed by the Company in 2021 which resulted in the addition of approximately 82 employees to the Company. The Board, the Compensation Committee and management believe that senior management’s long-term interests should be aligned with those of our stockholders. In accordance with this philosophy, the Company has determined that in order to create such incentive pay practices, additional shares will be necessary under the 2014 Stock Plan.

The Board believes that our continued growth and success depends, in large part, on our ability to retain, incent and attract existing and future directors, officers, key employees and consultants (“Recipients”) through grants of equity-based awards as described in the 2014 Stock Plan and in the summary below. An increase in shares available under the 2014 Stock Plan is necessary not only to retain current employees, but also to attract new talent as we grow as well as to meet the pay for performance philosophy for senior management described above. We anticipate that the shares currently available under our 2014 Stock Plan will be insufficient to meet our future needs, thus potentially impairing our ability to attract and retain key employees and consultants through the grant of stock-based awards. The 2014 Stock Plan is designed to attract, motivate and retain Recipients and to further the growth and financial success of the Company by aligning the interests of such persons through ownership with the interests of our stockholders.

We have previously issued options and restricted stock awards pursuant to the 2014 Stock Plan. As of April 27, 2022, we have outstanding options to purchase 447,409 shares of common stock and 323,555 shares of unvested restricted stock awards under the 2014 Stock Plan and 610,289 shares available for future awards under the 2014 Stock Plan. Additional shares may become available under the 2014 Stock Plan to the extent that awards are forfeited. As of April 27, 2022, 10,962,117 shares of our common stock were issued and outstanding. As of April 27, 2022, the closing price of our common stock on NYSE American was $8.37.

32 – inTEST Corporation | 2022 Proxy Statement

Proposal 2: Approval of Amendment and Restatement of the inTEST Corporation Third Amended and Restated 2014 Stock Plan to Increase the Number of Shares (continued)

The remainder of this discussion, when referring to the 2014 Stock Plan, refers to the amended and restated 2014 Stock Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2014 Stock Plan prior to the amendment and restatement.

Summary of 2014 Stock Plan

The following information provides a summary of the 2014 Stock Plan. This summary is qualified in its entirety by the terms of the 2014 Stock Plan, which is attached to this proxy statement as Appendix A.

The purpose of the 2014 Stock Plan is to promote our overall business objectives by motivating the selected Recipients to achieve long-term growth of our equity, and by continuing our association with individuals who are instrumental in achieving this growth. The 2014 Stock Plan provides incentives to Recipients to enter into or remain in our service or employ, and to devote themselves to our success, by granting to them an opportunity to acquire or increase interests in our common stock through receipt of four different kinds of equity-based “Awards”: (i) options to acquire shares of our common stock, including both incentive stock options and non-qualified stock options (“Options”); (ii) awards of stock appreciation rights (“SARs”); (iii) awards of shares of our common stock (“Stock Awards”); and (iv) awards of restricted stock units (“RSUs”).

The 2014 Stock Plan consists of two parts: the “Non-Qualified Plan” and the “Key Employee Plan.” Our non-employee directors and consultants are eligible to receive Awards under the Non-Qualified Plan, and our officers and other key employees are eligible to receive Awards under the Key Employee Plan.

The Non-Qualified Plan and Key Employee Plan are administered by the Compensation Committee of the Board, which is referred to in this summary as the “Administrator.” The Administrator has sole discretion to determine when and to whom Awards will be granted, the number of shares covered by each Award, the type of Award, and the terms, provisions and kind of consideration payable, if any, with respect to any Award, subject to the provisions of the 2014 Stock Plan. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Administrator may take into account the duties of the respective persons, their present and potential contribution to our success and such other factors as the Administrator may deem relevant. Awards which are made to all directors require the further approval of a majority of the Board, in addition to a majority of the independent directors.

Awards Under the 2014 Stock Plan

Options

Options granted under the Key Employee Plan may be either incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options (“NSOs”). All Options granted under the Non-Qualified Plan will be NSOs. The exercise price of any Option will be determined by the Administrator, but will not be less than 100% of the “Fair Market Value,” as defined in the 2014 Stock Plan on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to persons who, at the time the option is granted, own more than 10% of the outstanding voting power of our stock. The Administrator may provide in any option agreement that the payment of the exercise price may be made in cash, by delivery of shares of common stock held by the Recipient for more than one year and having a Fair Market Value equal to such option price, by a combination thereof, or by any other method the Administrator may approve.

Generally, Options granted under the 2014 Stock Plan (unless otherwise determined by the Administrator at the time of grant), to the extent not earlier exercised, will expire on the earliest of (i) the last business day immediately preceding the tenth anniversary of the date of grant, (ii) one year following the Recipient’s termination of his or her employment or service (unless such termination is for cause, as defined in the 2014 Stock Plan, in which case any options held by such Recipient will terminate immediately upon a finding that the termination was for cause) or (iii) a date set by the Administrator upon a finding that a change in the financial accounting treatment for the Options has been adopted that may have a material adverse effect on us. In addition, in the event of a Change of Control, as defined in the 2014 Stock Plan, the Administrator may take various actions with respect to outstanding options as it deems necessary or advisable, including accelerating the expiration date of any outstanding Option to a date not earlier than thirty (30) days from the date notice of such acceleration is given to the Recipient, terminating any Option to the extent not then vested, or

inTEST Corporation | 2022 Proxy Statement – 33

Proposal 2: Approval of Amendment and Restatement of the inTEST Corporation Third Amended and Restated 2014 Stock Plan to Increase the Number of Shares (continued)

accelerating the vesting of any Option provided the acquiring entity does not assume or substitute Awards granted under the 2014 Stock Plan, the Optionee’s employment is terminated within two years following the Change of Control other than for Cause, as defined in the 2014 Stock Plan, or the Optionee resigns for Good Reason, as defined in the 2014 Stock Plan.

Stock Appreciation Rights

A SAR is an Award entitling the holder, upon exercise, to receive cash or shares of common stock, or a combination thereof, in an amount determined solely by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted in tandem with, or independently of, Options granted under the 2014 Stock Plan. A SAR granted in tandem with an Option will be exercisable only at such time or times, and to the extent, that the related Option is exercisable, provided that the SAR will generally terminate upon exercise of the related Option, and the Option will terminate and no longer be exercisable upon the exercise of the related SAR. The Administrator may accelerate vesting of a SAR granted independently of an Option upon a Change of Control provided the acquiring entity does not assume or substitute Awards granted under the 2014 Stock Plan, the Recipient’s employment is terminated within two years following the Change of Control other than for Cause, as defined in the 2014 Stock Plan, or the Recipient resigns for Good Reason, as defined in the 2014 Stock Plan.

Restricted Stock and Restricted Stock Units

Stock Awards will consist of awards of restricted stock, which are shares of common stock that are subject to a risk of forfeiture or other restrictions that lapse upon the satisfaction of specified conditions. Subject to any restrictions applicable to the Stock Award, a Recipient holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares. Restrictions may lapse, and restricted stock may not be subject to the risk of forfeiture upon a Change of Control provided the acquiring entity does not assume or substitute Awards granted under the 2014 Stock Plan, the Recipient’s employment is terminated within two years following the Change of Control other than for Cause, as defined in the 2014 Stock Plan, or the Recipient resigns for Good Reason, as defined in the 2014 Stock Plan.

RSUs represent a right to receive shares of common stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. A Recipient holding an RSU does not own the underlying shares, and may not vote the shares represented by the RSU. Restrictions may lapse, and the Administrator may accelerate vesting of RSUs upon a Change of Control provided the acquiring entity does not assume or substitute Awards granted under the 2014 Stock Plan, the Recipient’s employment is terminated within two years following the Change of Control other than for Cause, as defined in the 2014 Stock Plan, or the Recipient resigns for Good Reason, as defined in the 2014 Stock Plan.

Dividends

The Committee may grant dividends with respect to any Award subject to the terms and conditions the Committee establishes. To the extent an unvested Award qualifies for dividends, such dividends will accrue and be paid by the Company at the time the Award vests.

Amendment of Awards; No Repricing

The Administrator has the right to amend any outstanding Award, subject to the Recipient’s consent, if such amendment would not be favorable to the Recipient, except that the consent of the Recipient will not be required for any amendment made in the event of a Change of Control. Notwithstanding the foregoing, however, the Administrator may not take any of the following actions without stockholder approval: (i) reduce the exercise price of an outstanding Award, (ii) exchange an Award that has an exercise price per share greater than the then-Fair Market Value, either for cash or shares, or (iii) cancel an Award in exchange for a replacement Award.

Adjustments

If this proposal is approved by our stockholders, up to 2,500,000 shares of common stock may be issued in the aggregate pursuant to Awards granted under the 2014 Stock Plan including without limitation the Key Employee Plan.

34 – inTEST Corporation | 2022 Proxy Statement

Proposal 2: Approval of Amendment and Restatement of the inTEST Corporation Third Amended and Restated 2014 Stock Plan to Increase the Number of Shares (continued)

This number is subject to adjustment in the event of a stock dividend, stock split or similar increase or decrease in the number of issued and outstanding shares of common stock resulting from a subdivision or consolidation of the common stock or other capital adjustment (but not an amendment of the Company’s certificate of incorporation to authorize a greater number of shares of capital stock) effected without receipt of consideration by the Company.

Termination of Plan and Awards

No Award may be granted under the 2014 Stock Plan on or after March 4, 2024, but Awards granted before that date may be exercised thereafter to the extent so provided in the Award. The Administrator may amend, suspend or terminate the 2014 Stock Plan or any portion thereof at any time; provided, however, any amendment of the Key Employee Plan that would change the eligibility of employees or the class of employees eligible to receive an Award, or increase the maximum number of shares as to which Awards may be granted, will not be effective without stockholder approval, to the extent that approval is necessary for the 2014 Stock Plan to satisfy the requirements of Section 422 of the Code, or of applicable securities laws or securities exchange listing requirements. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, then unissued shares covered by such Award will again be available for the grant of Awards under the 2014 Stock Plan.

Federal Income Tax Consequences of Awards

The following is a summary of material U.S. federal income tax consequences relating to the 2014 Stock Plan. This discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2014 Stock Plan and does not address state, local or foreign tax consequences.

Stock Awards

The federal income tax treatment of a Recipient who is granted a Stock Award depends upon whether the restricted stock issued to the Recipient is considered for federal income tax purposes to be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.

If the restricted stock issued to a Recipient is not subject to a substantial risk of forfeiture, then the Recipient will be required to recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the restricted stock as of the date the restricted stock was issued over the amount paid for the restricted stock.

In contrast, if the restricted stock issued to a Recipient is subject to a substantial risk of forfeiture, and the Recipient does not make a timely election under Section 83(b) of the Code, the Recipient will be subject to federal income tax at the time (or times) that the restricted stock becomes vested (i.e., as the substantial risk of forfeiture lapses) based on the excess of the fair market value of the restricted stock on the date of vesting over the amount paid for the restricted stock.

If the restricted stock is issued subject to a substantial risk of forfeiture, the Recipient may, within thirty days of such issuance, file an election with the Internal Revenue Service under Section 83(b) of the Code. If the Recipient files a timely election under Section 83(b) of the Code, the Recipient will be treated for federal income tax purposes in the same manner as if the restricted stock had not been subject to a substantial risk of forfeiture. Thus, the Recipient will recognize ordinary compensation income, in the year the restricted stock was issued, equal to the excess of the fair market value of the restricted stock on the date of issuance, determined without regard to the risk of forfeiture, over the amount paid for such restricted stock.

The Company generally will be allowed a deduction for federal income tax purposes at the same times and in the same amounts as the Recipient who is issued restricted stock recognizes ordinary compensation income.

Nonqualified Stock Options

Under the Code, the grant of a nonqualified stock option is generally not taxable to the Recipient. On exercise of a nonqualified stock option granted under the 2014 Stock Plan, a Recipient will generally recognize ordinary income equal to the excess, if any, of the fair market value of the shares acquired over the exercise price. Upon a Recipient’s exercise of a nonqualified stock option, the Company generally will be entitled to a deduction for U.S. federal income tax purposes at such time and in the same amount as the Recipient recognizes ordinary income.

inTEST Corporation | 2022 Proxy Statement – 35

Proposal 2: Approval of Amendment and Restatement of the inTEST Corporation Third Amended and Restated 2014 Stock Plan to Increase the Number of Shares (continued)

Incentive Stock Options

Under the Code, a Recipient recognizes no taxable income at the time an ISO is granted, and no taxable income is generally recognized at the time an ISO is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased stock exceeds the exercise price will be included in the Recipient’s income for purposes of the alternative minimum tax. The Recipient will, however, recognize taxable income in the year in which the purchased stock is sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (1) qualifying and (2) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the Recipient has held the stock for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the Recipient will recognize long-term capital gain in an amount equal to the excess of (1) the amount realized upon the sale or other disposition of the purchased stock over (2) the exercise price paid for the stock. If there is a disqualifying disposition of the stock, then the excess of (1) the lesser of the fair market value of the stock on the exercise date or the sale date over (2) the exercise price paid for the stock will be taxable as ordinary income to the Recipient. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the Recipient.

If the Recipient makes a disqualifying disposition of the purchased stock, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (1) the fair market value of such stock on the option exercise date or the sale date, if less, over (2) the exercise price paid for the stock. In no other instance will the Company be allowed a deduction with respect to the Recipient’s disposition of the purchased stock.

Restricted Stock Units

A Recipient normally will not realize taxable income upon the award of RSUs. A Recipient will be subject to tax on the earlier of the year in which the Recipient receives the underlying shares of common stock or the year in which the award is no longer subject to a substantial risk of forfeiture. In that year, the Recipient will recognize income equal to the fair market value of the shares of the common stock received, or no longer subject to a substantial risk of forfeiture, and the Company generally will be entitled to a deduction in the same amount.

Stock Appreciation Rights

The Company may grant SARs separate from any other award or in tandem with options under the 2014 Stock Plan. Generally, the Recipient of a SAR will not recognize any taxable income at the time the SAR is granted. When the SAR is exercised, the Recipient receives the appreciation inherent in the SARs in cash and such cash will be taxable as ordinary compensation income to the Recipient at the time that the cash is received. If the Recipient receives the appreciation inherent in the SARs in shares of stock, the Recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the Recipient for the stock. The Company generally will be entitled to a deduction for U.S. Federal income tax purposes in an amount equal to the amount recognized by the Recipient as ordinary income.

Dividends

A Recipient that receives a dividend with respect to any award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend is paid, the Recipient generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Eligibility

All or any portion of the available Awards under the 2014 Stock Plan may be granted to our officers, directors, key employees and consultants. As of April 27, 2022, we had five executive officers (one of whom is also a director), approximately 300 employees who are not executive officers and four non-employee directors, who may receive Awards under the 2014 Stock Plan. The number of consultants who may receive Awards under the 2014 Stock Plan varies from time to time.

36 – inTEST Corporation | 2022 Proxy Statement

Proposal 2: Approval of Amendment and Restatement of the inTEST Corporation Third Amended and Restated 2014 Stock Plan to Increase the Number of Shares (continued)

New Plan Benefits

No grants have been issued with respect to the additional 500,000 shares to be reserved for issuance based on this proposal. The number of shares that may be granted to Recipients under the 2014 Stock Plan is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee. The following table provides information with respect to the number of shares granted under the 2014 Stock Plan for the fiscal year ended December 31, 2021. Additional information about the number of shares granted to our Chief Executive Officer and Chief Financial Officer can be found herein under the heading “Outstanding Equity Awards at Fiscal Year End”.

	2021

Name and Title	Number of Shares Subject to Stock Options		$	Number of Shares Subject to Stock Awards		$
Richard N. Grant, Jr., President and Chief Executive Officer	112,000		$570,080	18,668		$198,254
Duncan Gilmour, Chief Financial Officer, Treasurer and Secretary	8,104		$66,696	7,941		$133,409
Hugh T. Regan, Jr., Former Secretary, Treasurer and Chief Financial Officer (1)	52,800	(1)	$268,752	8,800	(1)	$93,456
All Current Executive Officers as Group	202,904		$1,098,728	63,909		$754,144
All Current Non-Executive Directors as a Group	—		—	36,000		$382,320
All Current Non-Executive Officer Employee Group	79,500		$511,980	31,300		$404,569

(1)

On June 10, 2021, the Board accepted the retirement of Mr. Regan from the positions of Chief Financial Officer, Treasurer and Secretary, which resulted in the forfeiture of these stock options and restricted stock awards.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the approval of the amendment and restatement of the 2014 Stock Plan to increase the maximum number of shares authorized for issuance thereunder to 2,500,000.

inTEST Corporation | 2022 Proxy Statement – 37

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of securities that may be issued pursuant to our equity compensation plans (including individual compensation arrangements) as of December 31, 2021:

PlanCategory	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders	408,869	$9.07	984,574
Equity compensation plans not approved by security holders	—	—	—
Total	408,869	$9.07	984,574

(1)	The securities that may be issued are shares of inTEST common stock, issuable upon exercise of outstanding stock options.

(2)

The securities that remain available for future issuance include 738,565 that are issuable pursuant to the 2014 Stock Plan and 246,009 that are issuable pursuant to the inTEST Corporation Employee Stock Purchase Plan.

38 – inTEST Corporation | 2022 Proxy Statement

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP was appointed as our independent registered public accounting firm (“IRPA Firm”) on June 16, 2008. RSM US LLP audited our consolidated financial statements for the years ended December 31, 2021 and 2020. The Audit Committee of our Board has appointed RSM US LLP as our IRPA Firm for the year ending December 31, 2022, subject to the determination of the 2022 audit fees. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace RSM US LLP as our IRPA Firm, and the appointment of our IRPA Firm is not required to be submitted to a vote of the stockholders for ratification. The Audit Committee has elected to submit its appointment of RSM US LLP for ratification by stockholders. Notwithstanding the outcome of the vote by the stockholders, the Audit Committee is not bound to retain the IRPA Firm or to replace the IRPA Firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the IRPA Firm to be in the best interests of inTEST. Representatives of RSM US LLP will attend the Annual Meeting, and will be available to respond to questions and if they desire, make a statement.

The following table sets forth the fees billed by RSM US LLP as described below:

	2021	2020
Fee Category:
Audit Fees	$356,500	$354,500
Audit-Related Fees	105,000	15,750
Tax Fees	155,000	102,761
All Other Fees	331,000	56,521
Total Fees	$947,500	$529,532

Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements for 2021 and 2020, respectively, that are included in quarterly reports during those years and services that are normally provided by our IRPA Firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed in each of 2021 and 2020 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services would include auditing procedures in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and auditing procedures in connection with the adoption of financial accounting and reporting standards.

Tax Fees: Consists of fees billed in each of 2021 and 2020 for tax related services including advice, preparation of returns and other tax services related to federal, state and international taxes.

All Other Fees: Consists of fees billed in each of 2021 and 2020 for all products and services provided by the principal accountant, other than those reported above. For 2021, $306,000 was related to tax due diligence, tax planning and structure related to acquisitions completed in the year.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our IRPA Firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our IRPA Firm for such services. The Audit Committee has also delegated authority to the Chairperson of the Audit Committee, and if the Chairperson of the Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to the Audit Committee at its next meeting. The Audit Committee did not approve any services pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C) of Regulation S-X during 2021.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2022.

inTEST Corporation | 2022 Proxy Statement – 39

PROPOSAL 4: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are again providing our stockholders with the opportunity at the Annual Meeting to approve, on a non-binding advisory basis, the 2021 compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the Overview of the Executive Compensation Program, the Summary Compensation Table and the related tables, notes, and narratives. Currently this “say on pay” vote is conducted every year. As previously reported, the option of holding the advisory vote on the compensation of the Company’s named executive officers every year was approved on an advisory basis by a vote of the stockholders at the 2020 Annual Meeting of Stockholders. The Company’s Board considered the outcome of such advisory vote and determined to hold future stockholder advisory votes on executive compensation every year, until the Board determines that a different frequency for such votes is in the best interests of the Company’s stockholders or until the next required vote of the Company’s stockholders on the frequency of such votes.

We urge stockholders to read the discussion in this proxy statement of Executive Compensation which describes our 2021 executive compensation program principles and practices in more detail, including the Summary Compensation table and other related tables, notes and narratives, which provide detailed information about the compensation of our named executive officers.

While this proposal is an advisory vote that will be non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the compensation of our named executive officers.

The next advisory vote on the compensation of our named executive officers will take place at our Annual Meeting of Stockholders to be held in 2023.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

40 – inTEST Corporation | 2022 Proxy Statement

INFORMATION REGARDING DEADLINES AND PROCEDURES FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTORS

Under the proxy rules of the SEC, stockholders intending to submit proposals to be included in our proxy statement for our Annual Meeting of Stockholders to be held in 2023 must send their proposals to Duncan Gilmour, Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054, not later than January 18, 2023. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC relating to stockholder proposals (“Rule 14a-8”) in order to be considered for inclusion in our proxy statement relating to that meeting.

Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of inTEST at the address set forth above, not later than 90 days and not earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, subject to certain exceptions. Accordingly, a notice of a stockholder proposal, submitted outside of Rule 14a-8 under the Exchange Act, or a stockholder nomination for the 2023 Annual Meeting of Stockholders will be untimely if received by inTEST’s Secretary before February 22, 2023 or after March 24, 2023, unless the date of the 2023 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2022 Annual Meeting. If the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2022 Annual Meeting, then notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to the date of the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than nominees for our Annual Meeting of Stockholders to be held in 2023 must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 23, 2023.

Our Bylaws set forth various qualifications and disclosure requirements for such advance written notice of a nomination or proposal to be in proper form. A stockholder wishing to submit such a notice should review the provisions of our Bylaws (which are filed with our Annual Report on Form 10-K for the year ended December 31, 2021). In general, the disclosure requirements include information about the stockholder making the nomination or proposal, information regarding the nominee or proposal, and in the case of a nomination, a certification and consent from the nominee. If a stockholder fails to comply with the time of notice procedures set forth in our Bylaws, that stockholder will not be entitled to present the proposal or nomination at the meeting. If, however, notwithstanding the requirements of our Bylaws, a proposal is brought before the meeting, then under the SEC’s proxy rules, the proxies inTEST solicits with respect to the 2023 Annual Meeting of Stockholders will confer discretionary voting authority on the persons so named as proxies with respect to such proposal.

ANNUAL REPORT

Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2021), accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

By Order of the Board of Directors,

Duncan Gilmour

Secretary

inTEST Corporation | 2022 Proxy Statement – 41

APPENDIX A

inTEST CORPORATION

FOURTH AMENDED AND RESTATED

2014 STOCK PLAN

ARTICLE I

ESTABLISHMENT

1.1 Purpose

The inTEST Corporation Fourth Amended and Restated 2014 Stock Plan (the “Plan”) is hereby established by inTEST Corporation (the “Company”). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in the equity of the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan provides additional incentives to officers and other key employees (“Key Employees”), consultants (“Consultants”) and members of the Board of Directors of the Company (the “Board of Directors”) or its Affiliates, as defined herein (“Directors”), to enter into or remain in the service or employ of the Company or its Affiliates and to devote themselves to the Company’s success by granting such individuals an opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

“Awards” may consist of: (i) “Option(s),” or rights to acquire the Company’s Common Stock, par value $.01 per share (the “Common Stock”), including “ISOs” and “NQSOs” as hereinafter defined, (ii) awards of shares of Common Stock (“Stock Awards”), (iii) awards of stock appreciation rights (“Stock Appreciation Rights,” or “SARs”) or (iv) awards of restricted stock units (“Restricted Stock Units,” or “RSUs”).

1.2 Two-Part Plan

The Plan shall be divided into two sub-plans: the “Key Employee Plan,” which will govern benefits for Key Employees, as defined above, and the “Non-Qualified Plan,” which will govern benefits to Directors and Consultants. All provisions hereunder which refer to the “Plan” shall apply to each of the Key Employee Plan and the Non-Qualified Plan.

ARTICLE II

STOCK SUBJECT TO PLAN

2.1 Aggregate Maximum Number

The aggregate maximum number of shares of the Common Stock for which Awards may be granted under the Plan, including without limitation, the Key Employee Plan, is 2,500,000 shares (the “Plan Shares”), which number is subject to adjustment as provided in Section 9.6. Plan Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Award granted under the Plan expires, lapses or is terminated for any reason, or if, pursuant to the terms of a Stock Award, the shares so awarded are forfeited, then the Plan Shares allocable to the unexercised portion of such Awards, or the forfeited shares under a Stock Award, as the case may be, may again be the subject of an Award granted pursuant to the Plan.

2.2 Terms Applicable to All Awards

For any Award granted under the Plan, the Committee shall not accelerate vesting except upon death or disability, or upon a Change of Control, as it is defined in subsections 9.1(b) and 9.1(c).

2.3 Dividends

The Committee may grant dividends with respect to any Award subject to the terms and conditions the Committee establishes. To the extent an unvested Award qualifies for dividends, such dividends will accrue and be paid by the Company at the time the Award vests.

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ARTICLE III

TERM OF PLAN

3.1 Term of Plan

The Plan shall commence on the date of approval of the Plan by the Board of Directors of the Company (“Effective Date”), but shall terminate unless the Plan is approved by the stockholders of the Company within twelve months of such date as set forth in Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). Any Awards granted pursuant to the Plan prior to approval of the Plan by the stockholders of the Company that were not approved under the Third Amended and Restated 2014 Stock Plan (the “Prior Plan”) shall be subject to such approval and, notwithstanding anything to the contrary herein or in any Award Document (as defined below), shall not be exercisable until such approval is obtained. Any Stock Awards granted pursuant to the Plan prior to approval of the Plan by the stockholders of the Company that were not approved under the Prior Plan shall not vest until after such approval is obtained. No Award may be granted under the Plan on or after March 4, 2024.

ARTICLE IV

ELIGIBILITY

4.1 Key Employee Plan

Except as herein provided, the persons who shall be eligible to participate in the Key Employee Plan and be granted Awards shall be those Key Employees who shall be in a position, in the opinion of the Committee, as defined herein, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee, as herein defined, may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the person’s functions and responsibilities, the person’s contributions to the Company and its Affiliates, the value of the individual’s service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The term “Affiliates” shall mean any entity in which the Company owns, directly or indirectly, 50 percent or more of the voting equity at the time of the granting of the Award.

4.2 Non-Qualified Plan

NQSOs (as defined herein), Stock Awards, SARS and RSUs may be granted to Directors and Consultants pursuant to the Non-Qualified Plan as herein provided.

ARTICLE V

STOCK OPTIONS

5.1 Key Employee Plan Options

Options granted under the Key Employee Plan may be either ISOs, as defined herein, or NQSOs. Each Option granted under the Key Employee Plan is intended to be an incentive stock option (“ISO”) within the meaning of Section 422(b) of the Code for federal income tax purposes, except to the extent (i) any such ISO grant would exceed the limitation of subsection 5.3(a) below, (ii) any Option is specifically designated at the time of grant of the Award (the “Grant Date”) as not being an ISO (an Option which is not an ISO, and therefore is a non-qualified option, is referred to herein as an “NQSO”), (iii) any Option is granted to a person who is not an employee of the Company or any Affiliate on the Grant Date or (iv) as may be otherwise provided in any option agreement hereunder. Under the Key Employee Plan, Options may be granted to Key Employees at such times, in such amounts, and on such terms and conditions as determined by the Committee, in accordance with the terms of the Plan, and, in the case of Options granted to any executive officer of the Company, subject to the further approval and recommendation of a majority of the Independent Directors and the Board of Directors. “Independent Director” shall have the same meaning as given to that term in Section 803A and 805(c)(1) of the NYSE American Company Guide, as it may from time to time be amended or superseded by any successor rule of the NYSE American or the primary exchange on which the Company Common Stock is listed for trading.

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5.2 Non-Qualified Plan Options

Any Options granted under the Non-Qualified Plan shall be NQSOs. Such Options may be granted to Directors and Consultants at such times, in such amounts, and on such terms and conditions as determined by the Committee in accordance with the terms of the Plan.

5.3 Terms and Conditions of Options

Options granted pursuant to the Plan shall be evidenced by written option agreements in such form as the Committee shall from time to time approve, subject to the following terms and conditions. Option agreements may also contain such other terms and conditions (including vesting schedules for the exercisability of Options) which the Committee shall from time to time provide which are not inconsistent with the terms of the Plan. Persons to whom Options are granted are hereinafter referred to as “Optionees.”

(a) Number of Option Shares

Each option agreement shall state the number of shares of Common Stock (“Option Shares”) to which it pertains. If the aggregate fair market value of Option Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (determined as of the date the ISO is granted) and any options granted under other incentive stock option plans of the Company exceed $100,000, the portion of such options in excess of $100,000 shall be treated as options which are not ISOs in accordance with Section 422(d) of the Code.

(b) Option Price

Each option agreement shall state the price at which an Option Share may be purchased (the “Option Price”), which shall be not less than 100% of the “Fair Market Value” of a share of the Common Stock on the Grant Date. If the Common Stock is listed on a national securities exchange, the Fair Market Value is the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange). If the Common Stock is not listed on a national securities exchange, the Fair Market Value will be as determined by the Committee in good faith in accordance with Section 409A of the Code. If an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the Option Price shall be not less than One Hundred and Ten Percent (110%) of the Fair Market Value of an Option Share on the Grant Date.

(c) Medium of Payment

An Optionee shall pay for Option Shares (i) in cash, (ii) by bank check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an option agreement that payment may be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery of such notice that is not less than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. If certificates for shares of the Company’s Common Stock delivered to the Company represent a number of shares in excess (“Excess Shares”) of the number of shares required to make payment for the Option Price of the Option Shares (or the relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the total of the Option Shares in respect of which payment is so made plus such Excess Shares. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board of

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Directors to accept such shares in payment of the Option Price. The Board of Directors may impose such limitations or prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.

(d) Initial Exercise

The Committee shall determine and set forth in the option agreement the time at which an Option may first be exercised.

(e) Termination of Options

All Options shall expire at such time as the Committee may determine and set forth in the option agreement, which date shall not be later than the last business date immediately preceding the tenth anniversary of the Grant Date of such Option (the “Expiration Date”). No Option may be exercised later than the Expiration Date. Notwithstanding the foregoing, no Option shall be exercisable after the first to occur of the following:

(i) In the case of an ISO, five years from the Grant Date if, on the Grant Date the Optionee owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company;

(ii) The date set by the Board of Directors of the Company to be an accelerated Expiration Date after a finding by the Board of Directors of the Company that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted materially adversely affects or, in the determination of the Board of Directors, may materially adversely affect in the foreseeable future, the Company, provided the Board of Directors may take whatever other action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to hereinabove;

(iii) Expiration of one year (or such other period as the Committee may select and set forth in the option agreement) from the date the Optionee’s employment or service with the Company terminates for any reason other than circumstances described by Subsection (e)(v), below;

(iv) In the event of a “Change of Control” (as defined in Section 9.1, below), the Committee can (A) accelerate the Expiration Date of any Option which has vested provided an Optionee who holds an Option is given written notice at least thirty (30) days before the date so fixed, (B) terminate any Option which has not then vested or (C) accelerate the vesting schedule of any Option subject to Section 9.2; or

(v) In the case of an Option granted under the Key Employee Plan, a finding by the Committee that the Optionee has been discharged from employment with the Company for Cause. For purposes of this Section, “Cause” shall mean: (A) a breach by Optionee of his employment agreement with the Company, (B) a breach of Optionee’s duty of loyalty to the Company, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company, (C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company’s standing and reputation, (D) Optionee’s continued failure to perform his duties to the Company or (E) unauthorized disclosure by Optionee of trade secrets or other confidential information belonging to the Company. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price.

(f) Transfers

No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such Option may be exercised only by such person. No NQSO under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

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(g) Other Provisions

The option agreements shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

5.4 Exercise

(a) Notice

No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall (i) specify the number of Option Shares to be purchased, (ii) satisfy the securities law requirements set forth in this Section 5.4, and (iii) in the case of an ISO, state that the Optionee acknowledges that the Option Shares may not be sold within one year of exercise or two years from the Grant Date and that the Option must be exercised within three months following termination of employment or, in the case of termination of employment because of death or disability, one year from the date of death or disability, in order to maintain the ISO status of the Option.

(b) Restricted Stock

Each exercise notice shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)), contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed in an option agreement may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the Option Shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until either such event in A, B, C or D has occurred.

(c) Notice of Disqualifying Disposition

An Optionee shall notify the Committee if any Option Shares received upon the exercise of an ISO are sold within one year of exercise or two years from the Grant Date.

ARTICLE VI

RESTRICTED STOCK AWARDS

6.1 Grants of Stock Awards

Stock Awards will consist of shares of Common Stock (“Restricted Stock”) transferred to recipients (“Recipient”), either without payment therefor or with such payment as may be required by the Committee, as additional compensation for such Recipient’s service to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate as evidenced in a written document (an “Award Document”), including, without limitation, restrictions on the sale or other disposition of such Restricted Stock and rights of the Company to reacquire such Restricted Stock upon termination of the Recipient’s employment or service within specified periods.

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6.2 Transferability; Legends

Restricted Stock may be transferred only if (i) the Restricted Stock is covered by a then current registration statement or a Notification under Regulation A under the Securities Act, or such transfer complies with the requirements of Rule 144 of the Exchange Act; and (ii) such transfer does not violate any restriction imposed on the Stock Award. Restricted Stock may bear a legend referring to (x) the restrictions on transferability of such Restricted Stock, or (y) if the Recipient is subject to Section 16 of the Exchange Act at the time the Restricted Stock is issued, the liability which may arise under Section 16 upon disposition of the Restricted Stock.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Stock Appreciation Rights

A Stock Appreciation Right, or “SAR,” is an Award entitling the Recipient, upon exercise, to receive an amount in cash or Common Stock, or a combination thereof (such form to be determined by the Committee), determined solely by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date of the SAR Award.

7.2 Grants

SARs may be granted in tandem with, or independently of, Options granted under the Plan. When SARs are expressly granted in tandem with Options, then (i) the SARs will be exercisable only at such time or times, and to the extent, that the related Option is exercisable, and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SARs will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to fewer than the full number of shares covered by an Option will not be terminated until and only to the extent that the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify in the SAR Award.

7.3 Terms and Conditions

The Committee shall determine all terms and conditions of a SAR Award, including, but not limited to (i) the number of shares subject to such SAR Award or a formula for determining such, (ii) the terms and conditions on the grant, vesting (including any time- or performance-based vesting criteria), issuance and/or forfeiture of the shares, and (iii) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the stock on the date of grant. To the extent that an award of Stock Appreciation Rights is subject to Section 409A, it may contain such additional terms and conditions as the Committee shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

7.4 Vesting of SAR Awards

At the time of the grant of a SAR Award, the Committee shall establish a vesting date or vesting dates with respect to such SAR Award, provided that SARs awarded in tandem with Options shall be subject to the same vesting date or vesting dates established by the Committee pursuant to Section 4(g) for such related Options and shall be exercisable only to the extent that such related Option shall then be exercisable. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of performance criteria or other conditions as deemed appropriate by the Committee.

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ARTICLE VIII

RESTRICTED STOCK UNITS

8.1 RSU Grants

The Committee may grant Awards in the form of Restricted Stock Units. A Restricted Stock Unit or RSU is a bookkeeping entry representing the equivalent of one share of Common Stock for each Restricted Stock Unit awarded to the Recipient and represents an unfunded and unsecured obligation of the Company. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each RSU shall be determined by the Committee, and such terms and conditions may differ among individual Awards. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Common Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Committee shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

8.2 Terms and Conditions

The Committee shall determine all terms and conditions of any such Restricted Stock Unit, including, but not limited to (i) the number of shares subject to such Restricted Stock Unit or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria, if any, and level of achievement of such performance criteria that shall determine the number of shares granted, issued, retainable and/or vested, (iv) the terms and conditions on the grant, issuance and/or forfeiture of the shares, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan. A Participant may not vote the shares represented by a Restricted Stock Unit. A Restricted Stock Unit may be settled in cash or Common Stock, or a combination, as determined by the Committee, with the amount of the cash payment based on the Fair Market Value of the shares of Common Stock at the time of vesting. Any such settlements may be subject to such conditions, restrictions and contingencies as the Committee shall establish.

8.3 Vesting of Restricted Stock Unit

At the time of the grant of a Restricted Stock Unit, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Unit, which vesting dates may be based upon the passage of time and/or the satisfaction of performance criteria or other conditions as deemed appropriate by the Committee.

8.4 Rights as a Stockholder

A Recipient shall have the rights as a stockholder only as to shares of Common Stock acquired by the Recipient upon the settlement of vested Restricted Stock Units.

8.5 Termination

Except as may otherwise be provided by the Committee either in the Award or in writing after the Award is issued, the Recipient’s right in any Restricted Stock Units that have not vested shall automatically terminate upon the Recipient’s termination of employment (or cessation of service relationship) with the Company or any Affiliate for any reason.

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ARTICLE IX

CHANGE OF CONTROL OF THE COMPANY

9.1 Change of Control

A “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events:

(a) Dissolution or Liquidation

The date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

(b) Sale of Assets

Upon approval of the stockholders of the Company (or the Board of Directors, if stockholder action is not required), the date the Company consummates a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company to any “Unrelated Person” or “Unrelated Persons” (as defined below) acting in concert with one another. “Person” means any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d) (2) of the Exchange Act of 1934). “Unrelated Person” means any Person other than (1) the Company or any of its Affiliates or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (2) any Person who, as of the Effective Date, is the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock of the Company;

(c) Merger or Consolidation

Upon approval of the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required), the date the Company consummates a merger or consolidation of the Company with or into such other corporation, and such other corporation is an Unrelated Person, other than a merger or consolidation of the Company in which holders of shares of the Common Stock of the Company immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in substantially the same proportion as such holders’ ownership of the Common Stock of the Company immediately before the merger or consolidation;

(d) Change in Beneficial Owner

The date any Unrelated Person will have become the beneficial owner of, or will have obtained voting control over, more than forty percent (40%) of the outstanding shares of the Common Stock of the Company; or

(e) Change in Majority of the Board of Directors

The date individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a Director, after the Effective Date, whose election or nomination for election by the Company’s stockholders was approved by a majority of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed merger) will be deemed to be an Incumbent Director.

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9.2 Vesting Upon a Change of Control

Awards granted under the Plan shall immediately vest and be exercisable and any restrictions thereon shall lapse following a Change of Control provided that (i) the Unrelated Person, as defined in subsection 9.1(b), involved in such Change of Control does not assume or substitute Awards granted under the Plan; (ii) the Optionee’s or Recipient’s employment is terminated by the Unrelated Person within two years following the Change of Control other than for Cause, as defined in subsection 5.3(e)(v); or (iii) the Optionee or Recipient resigns for “Good Reason,” which shall mean a material reduction in such individual’s pay or benefits, relocation of the individual’s position by the Company of greater than 50 miles, or any material demotion of the individual’s position as determined by the Committee.

ARTICLE X

ADMINISTRATION

10.1 Committee

The “Committee,” for purposes of the Non-Qualified Plan and the Key Employee Plan, will be the Compensation Committee of the Board of Directors (the “Committee”) as constituted from time to time, or the full Board of Directors acting in its discretion. The Committee shall operate and administer the Plan, including the grant of Options and Stock Awards. The Committee shall make such interpretations and construction of the Plan as it deems appropriate or necessary from time to time in its sole discretion, such interpretations and construction of the Plan to be final, binding and conclusive.

10.2 Meetings

The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

10.3 Discretion of Committee

The Committee shall from time to time at its discretion grant Awards pursuant to the terms of the Key Employee Plan and the Non-Qualified Plan. The Committee shall have plenary authority to determine the Optionees or Recipients (each a “Participant”) to whom and the times at which Awards shall be granted, the number of Plan Shares to be covered by such grants and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Key Employee Plan and compliance with Rule 16b-3(d) under the Exchange Act. In making any such determination, the Committee may take into account the nature of the Participant’s services and responsibilities, the Participant’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Award granted under it shall be final, binding and conclusive.

10.4 No Liability

No member of the Board of Directors or the Committee shall be personally liable for any action or determination with respect to the Plan or any Award thereunder, or for any act or omission of any other member of the Board of Directors or the Committee, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such person’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or (iii) any transaction from which such person derived an improper personal benefit.

10.5 Indemnification

In addition to such other rights of indemnification as he or she may have as a member of the Board of Directors or the Committee, and with respect to the administration of the Plan and the granting of Awards hereunder, each member of the Board of Directors and of the Committee shall be entitled to be indemnified by the Company to the fullest extent

inTEST Corporation | 2022 Proxy Statement – A-9

Appendix A

permitted by applicable law, for all expenses (including but not limited to reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards hereunder (each a “Proceeding”) in which he or she may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he or she continues to be a member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or Committee in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Committee unless within ten (10) days after institution of any such action, suit or proceeding he or she shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled to as a matter of law, contract or otherwise. Expenses (including attorneys’ fees) incurred by a member of the Board of Directors or the Committee in defending any Proceeding may be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or such person to repay all amounts advanced if it should be ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise, except that no such advance payment will be required if it is determined by the Board of Directors that there is a substantial probability that such person will not be able to repay the advance payments.

10.6 Adjustments on Changes in Common Stock

The aggregate number of shares of Common Stock as to which Awards may be granted under the Non-Qualified Plan and the Key Employee Plan, the number of Option Shares covered by each outstanding Option, the Option Price per Option Share specified in each outstanding Option and such other per-share factors affecting Awards under this Plan shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the amendment of the Company’s certificate of incorporation to authorize a greater number of shares of capital stock or the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Board of Directors shall have the authority to determine the adjustments to be made under this Section and any such determination by the Board of Directors shall be final, binding and conclusive, provided that no adjustment shall be made which will cause an ISO to lose its status as such.

ARTICLE XI

MISCELLANEOUS

11.1 Amendment of the Plan

The Board of Directors at any time, and from time to time, may terminate, suspend, amend or otherwise modify the Plan in such manner as it may deem advisable. Notwithstanding the foregoing, no amendment of the Key Employee Plan which would change the eligibility of employees or the class of employees eligible to receive an Award or increase the maximum number of shares as to which Awards may be granted will be effective unless such action is approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3, any applicable securities exchange listing requirements, or other applicable requirements.

11.2 Amendment of Awards

The Committee shall have the right to amend Awards hereunder issued to a Recipient, subject to the Recipient’s consent if such amendment is not favorable to the Recipient, except that the consent of the Recipient shall not be required for any amendment made in the event of a Change of Control. Notwithstanding the foregoing, the Committee shall not take any of the following actions without the approval of a majority of the shares present in person or represented by proxy at a duly convened meeting and entitled to vote thereon: (i) reduce the exercise price of an

A-10 – inTEST Corporation | 2022 Proxy Statement

Appendix A

outstanding Award, (ii) exchange an Award that has an exercise price that is greater than the Fair Market Value of a share for cash or shares or (iii) cancel an Award in exchange for a replacement Award.

11.3 Continued Employment

The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to continue the employment of the Participant or the service as a member of the Board of Directors, as a consultant or in any other capacity, as the case may be, with the Company or any of its Affiliates.

11.4 Withholding of Taxes

Whenever the Company proposes or is required to issue or transfer any shares of Common Stock pursuant to an Award hereunder, the Company shall have the right to (a) require the Recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such shares, or (b) take whatever action it deems necessary to protect its interests, including withholding a portion of such shares.

inTEST Corporation | 2022 Proxy Statement – A-11

inTEST Corporation

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.investorvote.com/INTT or scan the QR code – login details are located in the shaded bar below.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/INTT

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals

The Board of Directors recommends a vote FOR each of the nominees in Proposal 1 and FOR Proposals 2, 3 and 4. 1. Election of Directors:	+

Nominees:	For	Withhold		For	Withhold		For	Withhold
01 - Steven J. Abrams, Esq.	☐	☐	02 - Jeffrey A. Beck	☐	☐	03 - Joseph W. Dews IV	☐	☐

04 - Richard N. Grant, Jr.	☐	☐	05 - Gerald J. Maginnis	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval of the amendment and restatement of the inTEST Corporation Third Amended and Restated 2014 Stock Plan to increase the number of shares that may be issued thereunder.	☐	☐	☐	3. Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

4. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛	1 U P X	+

                                 03M04B

The 2022 Annual Meeting of Stockholders of inTEST Corporation will be held on

Wednesday, June 22, 2022 at 11:00 a.m. EDT, via live webcast at www.meetnow.global/MM6W7UH

To access the meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/INTT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – inTEST Corporation	+

ANNUAL MEETING OF STOCKHOLDERS

JUNE 22, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF inTEST CORPORATION.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY,

JUNE 22, 2022:

Copies of the Proxy Statement and our 2021 Annual Report to Stockholders are available at

https://ir.intest.com/annual-meeting-materials

The undersigned, revoking any contrary proxy previously given, hereby appoints Richard N. Grant, Jr. and Duncan Gilmour (the “Proxies”), and each of them, jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of inTEST Corporation to be held June 22, 2022 (the “Annual Meeting”), and at any postponement or adjournment thereof, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on April 27, 2022 with all the powers and authority the undersigned would possess if personally present. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the Annual Meeting, or any postponement or adjournment thereof, including matters which are not timely made known to inTEST Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

The undersigned hereby acknowledges receipt of the proxy statement relating to the foregoing matters.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING

THE ENCLOSED ENVELOPE, UNLESS VOTING BY TELEPHONE OR INTERNET.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛	+